--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 13, 1999

                   REPUBLIC TECHNOLOGIES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                             333-04254                             13-3753384
  (STATE OR OTHER JURISDICTION OF           (COMMISSION FILE NUMBER)                  (I.R.S. EMPLOYER
           INCORPORATION)                                                          IDENTIFICATION NUMBER)

                            ------------------------

                    3770 EMBASSY PARKWAY, AKRON, OHIO 44333
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                            ------------------------

                                 (330) 670-3000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            ------------------------

                             BAR TECHNOLOGIES INC.
            (FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 13, 1999, Republic Technologies International, Inc., a Delaware corporation named Bar Technologies Inc. prior to that date (the "Company"), consummated the combination (the "Combination") of the operating assets and liabilities of the Company with Republic Engineered Steels, Inc., a Delaware corporation ("Republic"), and the steelmaking and bar producing assets of USS/Kobe Steel Company, an Ohio general partnership ("USS/Kobe"), of which USX Corporation ("USX") and Kobe Steel, Ltd. ("Kobe") each were indirectly 50% partners. Pursuant to the Combination, the operating assets and liabilities of the Company were contributed to a newly formed limited liability company, Republic Technologies International, LLC, a Delaware limited liability company ("RTI, LLC"), and Republic and the direct partners of USS/Kobe were merged with and into RTI, LLC, resulting in RTI, LLC holding the operating assets and liabilities of each of the Company, Republic and USS/Kobe (other than certain unrelated seamless tube producing assets of USS/Kobe that were spun off prior to consummation of the Combination). As a result of the Combination, the Company received an approximately 70% indirect managing membership interest in RTI, LLC, as further described below. Prior to the Combination, the Company and Republic were each controlled by affiliates of The Blackstone Group. Following the consummation of the Combination, affiliates of The Blackstone Group continue to control the Company and have the right to appoint a majority of its directors.

     The Combination was consummated pursuant to a Master Restructuring Agreement, dated as of August 13, 1999 and filed as Exhibit 2.1 hereto, which provided for, among other things: (1) the merger of a newly formed wholly-owned merger subsidiary of the Company with and into the parent of Republic ("Republic Holdings"), in consideration for which each share of common stock of Republic Holdings was converted into 1.78949 shares of Class D Common Stock, par value $.001 (the "Common Stock"), of the Company; (2) the merger of Republic with and into RTI, LLC in consideration for which all of the shares of Republic were converted into an approximately 39% membership interest in Republic Technologies International Holdings, LLC, a Delaware limited liability company that is the sole member of RTI, LLC and a direct approximately 70% owned subsidiary of the Company ("RTI Holdings"); (3) the assignment by the Company of substantially all of its assets (including its subsidiaries) to, and the assumption of substantially all of its liabilities by, RTI, LLC, in consideration for an approximately 31% direct managing membership interest in RTI Holdings, resulting in the Company holding, directly and indirectly through Republic Holdings, an approximately 70% managing membership interest in RTI Holdings; and (4) following the spinoff of USS/Kobe's seamless tube producing assets, the merger of the general partners of USS/Kobe with and into RTI, LLC, the termination of USS/Kobe and the contributions of USS/Kobe and approximately $35 million to RTI Holdings by USX and Kobe in the aggregate, in consideration for which each of USX and Kobe received, indirectly, an approximately 15% membership interest in RTI Holdings. The USS/Kobe assets acquired in the Combination consisted primarily of a blast furnace and bar steel manufacturing facility located near Lorain, Ohio. The Company intends to continue the current use of the Lorain facility. Each of USX and Kobe received the right to appoint two directors to the board of directors of the Company and certain minority consent rights in connection with the Combination, and RTI, LLC has entered into certain supply agreements with affiliates of USX and technical assistance agreements with affiliates of Kobe.

     Certain indebtedness of the Company, Republic Holdings, Republic and USS/Kobe was refinanced in connection with the Combination through (1) the sale of units comprising in the aggregate $425 million principal amount of senior secured notes co-issued by RTI, LLC and RTI Capital Corp., direct and indirect subsidiaries of RTI Holdings, and warrants to purchase up to approximately 10% of the fully diluted Common Stock of the Company, (2) borrowings by subsidiaries of RTI Holdings under a new credit agreement with BankBoston, N.A. of approximately $245 million (which facility provides for total borrowings of up to $425 million), and (3) the sale of equity securities of the Company for approximately $155 million in the aggregate.

ITEM 5. OTHER EVENTS.

     Pursuant to contractual obligations arising in connection with the completion of the Combination and binding upon the Company and certain of its subsidiaries, the Company and certain of its subsidiaries are obligated to make publicly available certain information prepared in connection with the Combination. Such information is included in Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     (1) Audited financial statements for Republic as of June 30, 1998 and June 30, 1997 and for the years ended June 30, 1998, 1997 and 1996 are set forth below. Unaudited financial statements for Republic as of March 31, 1999 and June 30, 1998 and for the period from September 8, 1998 to March 31, 1999, the period from July 1, 1998 to September 7, 1998 and the nine month period ended March 31, 1998 are also set forth below.

     The Company expects that any additional financial statements for Republic required to be filed as part of a Current Report on Form 8-K and not included in this filing will be filed not later than October 12, 1999.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Republic Engineered Steels, Inc.:

We have audited the accompanying consolidated balance sheets of Republic Engineered Steels, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of income (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Engineered Steels, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

July 31, 1998, except as to
Note 20 which is as of
November 12, 1998

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             JUNE 30, 1998 AND 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                             1998        1997
                                                                                           --------    --------
                                         ASSETS
Current assets:
  Cash and cash equivalents.............................................................   $ 22,675    $  6,412
  Receivables, less allowance for doubtful accounts of $1,575 in 1998 and $1,624 in 1997
     (note 5)...........................................................................     61,038      61,075
  Inventories (notes 2 and 5)...........................................................    125,343     114,543
  Prepaid expenses......................................................................      2,844       2,012
  Deferred income taxes (note 9)........................................................      7,902       8,791
  Assets held for sale..................................................................     42,052      51,686
  Other current assets..................................................................        404         621
                                                                                           --------    --------
Total current assets....................................................................    262,258     245,140
Property, plant and equipment, net (notes 3 and 5)......................................    290,721     299,917
Intangibles and other assets, net (notes 4 and 5).......................................     24,471      27,711
Restricted cash (note 5)................................................................        715       1,183
Deferred income taxes (note 9)..........................................................     46,927      45,665
Assets held for sale....................................................................     11,903      13,318
                                                                                           --------    --------
                                                                                           $636,995    $632,934
                                                                                           --------    --------
                                                                                           --------    --------
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable......................................................................     59,573      60,280
  Accrued compensation and benefits.....................................................     29,892      29,128
  Accrued liabilities...................................................................     13,656      18,791
  Accrued ESOP contribution.............................................................         --         201
                                                                                           --------    --------
Total current liabilities...............................................................    103,121     108,400
Long-term debt (note 5).................................................................    273,922     273,939
Other postretirement benefits (note 8)..................................................    131,256     128,073
Defined benefit pension obligations (note 7)............................................     12,178      16,885
Environmental costs (note 16)...........................................................     13,746      16,862
Other liabilities.......................................................................      1,301       3,521
                                                                                           --------    --------
Total liabilities.......................................................................    535,524     547,680
                                                                                           --------    --------
Shareholders' equity:
  Special preferred stock, $.01 par value; one share authorized, one share issued,
     liquidation value of $1,500 (note 10)..............................................          2           2
  Common stock, $.01 par value; authorized 27,000,000 shares; issued 19,707,923 shares;
     outstanding 19,706,578 (note 11)...................................................        197         197
  Additional paid in capital............................................................    275,270     275,270
  Accumulated deficit...................................................................   (173,990)   (173,086)
                                                                                           --------    --------
                                                                                            101,479     102,383
Less receivable from Employee Stock Ownership Trust.....................................         --      17,121
Less treasury stock, at cost, 1,345 shares..............................................          8           8
                                                                                           --------    --------
Total shareholders' equity..............................................................    101,471      85,254
Commitments and contingencies (notes 3, 5, 7, 8, 13, 14, 15, and 16)....................
                                                                                           --------    --------
                                                                                           $636,995    $632,934
                                                                                           --------    --------
                                                                                           --------    --------

          See accompanying notes to consolidated financial statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                   YEARS ENDED JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               1998        1997        1996
                                                                             --------    --------    --------
Net sales.................................................................   $689,870    $627,929    $604,076
Cost of product sold (including depreciation of $24,609 in 1998, $24,393
  in 1997, and $19,114 in 1996)...........................................    612,526     576,745     558,496
                                                                             --------    --------    --------
Gross profit..............................................................     77,344      51,184      45,580
Selling expenses..........................................................      6,794       8,208       9,132
General and administrative expenses.......................................     33,687      30,488      32,070
Special charges (credits) (note 18).......................................     (1,097)      1,649       3,890
Other postretirement benefits charges (note 8)............................      4,951      15,585      12,715
Noncash ESOP charges......................................................     15,616      28,191      29,938
Other charges (credits), net:
  Interest charges........................................................     27,622      28,807      27,958
  Capitalized interest (note 3)...........................................         --          --      (8,491)
  Interest income.........................................................       (710)       (512)       (538)
  Miscellaneous, net......................................................       (410)       (739)       (562)
                                                                             --------    --------    --------
                                                                               86,453     111,677     106,112
                                                                             --------    --------    --------
Loss from continuing operations before income tax benefit.................     (9,109)    (60,493)    (60,532)
Income tax benefit (note 9)...............................................      2,661      23,999      24,114
                                                                             --------    --------    --------
Net loss from continuing operations.......................................   $ (6,448)   $(36,494)   $(36,418)
Income from discontinued operations, net of income tax expense of $2,288,
  $1,430, and $1,978 respectively.........................................      5,544       2,175       2,988
                                                                             --------    --------    --------
Net loss..................................................................       (904)    (34,319)    (33,430)
                                                                             --------    --------    --------
                                                                             --------    --------    --------
Earnings per Share:
Basic average shares outstanding..........................................     19,707      19,707      19,707
                                                                             --------    --------    --------
                                                                             --------    --------    --------
  Net loss per common share--continuing operations........................   $  (0.33)   $  (1.85)   $  (1.85)
  Net income per common share--discontinued operations....................       0.28        0.11        0.15
                                                                             --------    --------    --------
  Net loss per common share...............................................   $  (0.05)   $  (1.74)   $  (1.70)
                                                                             --------    --------    --------
                                                                             --------    --------    --------
Diluted average shares outstanding........................................     19,707      19,707      19,756
                                                                             --------    --------    --------
                                                                             --------    --------    --------
  Net loss per common share--continuing operations........................   $  (0.33)   $  (1.85)   $  (1.84)
  Net income per common share--discontinued operations....................       0.28        0.11        0.15
                                                                             --------    --------    --------
  Net loss per common share...............................................   $  (0.05)   $  (1.74)   $  (1.69)
                                                                             --------    --------    --------
                                                                             --------    --------    --------

          See accompanying notes to consolidated financial statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                   YEARS ENDED JUNE 30, 1998, 1997, AND 1996
                 (IN THOUSANDS, EXCEPT AS INDICATED OTHERWISE)

                                                                                                                      MINIMUM
                                                                     SPECIAL              ADDITIONAL                  PENSION
                                               PREFERRED   COMMON    PREFERRED   COMMON    PAID-IN     ACCUMULATED   LIABILITY
                                               STOCK        STOCK    STOCK       STOCK     CAPITAL      DEFICIT      ADJUSTMENT
                                               ---------   -------   ---------   ------   ----------   -----------   ----------
Balance as of June 30, 1995.................        1*      19,707      $ 2       $197     $275,270     $(105,337)    $ (1,604)
Net loss....................................       --           --       --         --           --       (33,430)          --
Minimum pension liability adjustment net of
  tax (note 7)..............................       --           --       --         --           --            --        1,604
ESOP loan repayment.........................       --           --       --         --           --            --           --
                                                  ---      -------      ---       ----     --------     ---------     --------
Balance as of June 30, 1996.................        1*      19,707        2        197      275,270      (138,767)          --
Net loss....................................       --           --       --         --           --       (34,319)          --
ESOP loan repayment.........................       --           --       --         --           --            --           --
                                                  ---      -------      ---       ----     --------     ---------     --------
Balance as of June 30, 1997.................        1*      19,707        2        197      275,270      (173,086)          --
Net loss....................................       --           --       --         --           --          (904)          --
ESOP loan repayment.........................       --           --       --         --           --            --           --
                                                  ---      -------      ---       ----     --------     ---------     --------
Balance as of June 30, 1998.................        1*      19,707      $ 2       $197     $275,270     $(173,990)    $     --
                                                  ---      -------      ---       ----     --------     ---------     --------
                                                  ---      -------      ---       ----     --------     ---------     --------

                                              RECEIVABLE
                                                FROM
                                              EMPLOYEE
                                                STOCK                    TOTAL
                                              OWNERSHIP    TREASURY   SHAREHOLDERS'
                                                TRUST      STOCK        EQUITY
                                              ----------   --------   -------------
Balance as of June 30, 1995.................   $(80,386)      $(8)      $  88,134
Net loss....................................         --       --          (33,430)
Minimum pension liability adjustment net of
  tax (note 7)..............................         --       --            1,604
ESOP loan repayment.........................     32,665       --           32,665
                                               --------       --        ---------
Balance as of June 30, 1996.................    (47,721)      (8)          88,973
Net loss....................................         --       --          (34,319)
ESOP loan repayment.........................     30,600       --           30,600
                                               --------       --        ---------
Balance as of June 30, 1997.................    (17,121)      (8)          85,254
Net loss....................................         --       --             (904)
ESOP loan repayment.........................     17,121       --           17,121
                                               --------       --        ---------
Balance as of June 30, 1998.................   $     --       $(8)      $ 101,471
                                               --------       --        ---------
                                               --------       --        ---------

------------------

* Not in thousands

          See accompanying notes to consolidated financial statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED JUNE 30, 1998, 1997, AND 1996
                                 (IN THOUSANDS)

                                                                                 1998        1997        1996
                                                                               --------    --------    --------
Cash flows from operating activities:
  Net loss..................................................................   $   (904)   $(34,319)   $(33,430)
  Adjustments to reconcile net loss to net cash provided by continuing operations:
     Income from discontinued operations....................................     (5,544)     (2,175)     (2,988)
     Depreciation and amortization..........................................     27,427      27,982      22,517
     Provision for ESOP contribution........................................     15,616      28,191      29,938
     Deferred income tax benefit............................................       (373)    (22,569)    (21,984)
     Change in assets and liabilities, net of discontinued operations:
       Receivables, net.....................................................         37      (1,176)      2,097
       Inventories..........................................................    (10,800)        911      14,748
       Prepaid expenses.....................................................       (832)       (238)         40
       Other current assets.................................................        217        (343)        126
       Intangibles and other assets.........................................      1,027        (164)      1,516
       Accounts payable.....................................................        745      (3,140)     (6,866)
       Accrued compensation and benefits....................................        764      (2,066)     (1,002)
       Accrued liabilities..................................................     (6,236)      1,270       1,098
       Accrued ESOP contribution............................................       (201)         42        (144)
       Accrued income taxes.................................................         --          --        (177)
       Other postretirement benefits........................................      2,752      13,549      10,784
       Defined benefit pension obligations..................................     (4,707)     (3,549)     (3,095)
       Environmental costs..................................................     (3,417)     (2,168)     (3,288)
       Other liabilities....................................................     (2,220)        (29)     (1,846)
                                                                               --------    --------    --------
Total adjustments...........................................................     14,255      34,328      41,474
                                                                               --------    --------    --------
Net cash provided by operating activities of continuing operations..........     13,351           9       8,044
                                                                               --------    --------    --------
Net cash provided by (used in) discontinued operations......................     18,640      20,380      (1,732)
Net cash provided by operating activities...................................     31,991      20,389       6,312
                                                                               --------    --------    --------
Cash flows from investing activities:
  Additions to property, plant and equipment from continuing operations,
     including capitalized interest of $8,491 in 1996.......................    (15,807)     (7,835)    (44,590)
  Additions to property, plant and equipment from discontinued operations...       (520)     (1,864)       (551)
                                                                               --------    --------    --------
Net cash used in investing activities.......................................    (16,327)     (9,699)    (45,141)
                                                                               --------    --------    --------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt..................................         --          --      53,700
  Repayment of long-term debt...............................................        (17)        (17)        (16)
  Revolver activity, net....................................................         --      (7,000)    (16,000)
  Deferred financing costs associated with long-term debt...................         --        (923)     (1,807)
  Other financing activities, net...........................................        616       1,588         417
                                                                               --------    --------    --------
Net cash provided by (used in) financing activities.........................        599      (6,352)     36,294
                                                                               --------    --------    --------
Net increase (decrease) in cash and cash equivalents........................     16,263       4,338      (2,535)
Cash and cash equivalents at beginning of year..............................      6,412       2,074       4,609
                                                                               --------    --------    --------
Cash and cash equivalents at end of year....................................   $ 22,675    $  6,412    $  2,074
                                                                               --------    --------    --------
Supplemental disclosure of cash flow information:
  Interest paid, net of amounts capitalized.................................   $ 26,353    $ 27,072    $ 19,801
                                                                               --------    --------    --------
  Income taxes paid.........................................................   $     --    $     --    $     25
                                                                               --------    --------    --------
                                                                               --------    --------    --------

          See accompanying notes to consolidated financial statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization and Nature of Operations

     On April 28, 1995, Republic Engineered Steels, Inc. (Republic or the Company) issued 8,050,000 shares of its common stock in an Initial Public Offering (IPO) resulting in net proceeds of $48,782. Prior to the IPO, the Company was owned by substantially all of its employees through an Employee Stock Ownership Plan (ESOP). The ESOP acquired all of the originally issued common shares of the Company on November 28, 1989 with the proceeds of two loans from the Company in the amounts of $190,000 (Loan A) and $30,000 (Loan B), respectively, each bearing interest at 10 percent per annum. The ESOP obtained the funds to repay the loans primarily through tax deductible contributions made by the Company to the ESOP based on annual stipulated percentages of employee compensation or dividends. The ESOP repaid Loan A and Loan B (plus interest) over their respective maturity periods. As of June 30, 1998 and 1997, the ESOP owned approximately 54 percent and 56 percent, respectively, of the common stock of the Company.

     The Company produces a wide range of special bar quality (SBQ) hot-rolled and cold-finished steels and specialty steel bars for the automotive, heavy equipment manufacturing, aerospace, and power generation industries.

     The Company's principal customers are manufacturers in the automotive, machinery, industrial equipment, machine and hand tools, and aviation and aerospace industries, as well as independent forgers who supply finished parts to the aforementioned industries. The Company also has significant sales to steel service centers.

     Although the Company has a nationwide customer base, approximately
70 percent and 65 percent of its shipments for fiscal years 1998 and 1997, respectively, were to customers in the states of Indiana, Illinois, Michigan, New York, Ohio, and Pennsylvania. See also note 12.

  (b) Principles of Consolidation

     The consolidated financial statements include the accounts of Republic Engineered Steels, Inc. and its wholly owned subsidiaries: The Nimishillen & Tuscarawas Railway Company and The Oberlin Insurance Company. All significant intercompany balances have been eliminated in consolidation.

  (c) Cash Equivalents

     The Company considers all short-term investments with maturities at date of purchase of three months or less to be cash equivalents.

  (d) Inventories

     Inventories are carried at the lower of cost or market, with cost determined using the last-in, first-out (LIFO) method.

  (e) Long-Lived Assets

     Property, plant and equipment is recorded at cost less depreciation accumulated to date. Depreciation is computed on the straight-line method over the estimated useful lives of the assets; the range of useful lives is 39 years for buildings and 3-30 years for machinery and equipment. Accelerated methods are used for income tax purposes.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The Company adopted the provisions of Financial Accounting Standards Board
(FASB) No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of, during fiscal year 1997. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the amount or fair value, as defined, of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of the FASB No. 121 did not have a material impact on the Company's consolidated financial position, results of operations, or liquidity.

  (f) Intangibles

     Intangible assets consist primarily of deferred loan and bond fees and intangible pension assets. The deferred loan and bond fees are being amortized on a straight-line basis over the lives of the related debt instruments.

  (g) Income Taxes

     The Company accounts for income taxes pursuant to the asset and liability method. Under that method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (h) Environmental Costs

     The Company and other basic steel companies have in recent years become subject to increasingly demanding environmental standards imposed by federal, state, and local environmental laws and regulations. It is the policy of the Company to endeavor to comply with applicable environmental laws and regulations. The Company establishes a liability for an amount which the Company believes is adequate, based on information currently available, to cover the costs of remedial actions it will likely be required to take to comply with existing environmental laws and regulations.

     The stated amount represents an estimate of the environmental remediation costs associated with future events triggering or confirming the costs that, in management's judgment, are likely to occur. This estimate is based on currently available facts, existing technology, and presently enacted laws and regulations, and it takes into consideration the likely effects of inflation and other societal and economic factors. The precise timing of such events cannot be reliably determined at this time due to absence of any deadlines for remediation under the applicable environmental laws and regulations pursuant to which such remediation costs will be expended. No claims for recovery are netted against the stated amount.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  (i) Basic and Diluted Net Loss Per Common Share

     During fiscal year 1998, the Company adopted FASB No. 128, Earnings per Share. For the years presented, the Company presents basic and diluted earnings per share. Basic earnings per share are computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earning per share reflects the potential dilution that could occur if common stock equivalents were exercised and then shared in the earnings of the Company. The weighted average common shares outstanding for both the basic and diluted per share calculation was 19,707 for fiscal 1998 and 1997, respectively. For fiscal 1996 the weighted average common shares outstanding for the basic and diluted per share calculation were 19,707 and 19,756, respectively. For fiscal 1996, the increase in the weighted average common shares outstanding was due to the dilutive effect of stock options (see also note 6).

  (j) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In the preparation of the consolidated financial statements, the Company uses estimates for, among others, deferred income tax benefits, defined benefit pension obligations, other postretirement benefit obligations, and environmental remediation, all of which are significant to the consolidated financial statements taken as a whole. Changes in circumstances in the near term could have an impact on these estimates, and the change in estimate could have a material effect on the consolidated financial statements.

  (k) Stock Based Compensation

     During fiscal year 1997, the Company adopted FASB No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the grant date. Alternatively, FASB No. 123 allows entities to continue to measure the compensation cost for stock-based awards using the intrinsic value based method of accounting prescribed by the Accounting Principles Board (APB) Opinion
No. 25, Accounting for Stock Issued to Employees, and to provide pro forma net income and pro forma earnings per share disclosures as if the fair value based method defined in FASB No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures of FASB No. 123.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  (l) Reclassification

     Certain previously reported amounts have been reclassified to conform with the current presentation.

(2) INVENTORIES

     Inventories consist of the following:

                                                                             JUNE 30,
                                                                       --------------------
                                                                         1998        1997
                                                                       --------    --------
Raw materials.......................................................   $ 12,157    $ 10,923
Finished and semifinished product...................................    111,481     101,785
Supplies, molds, and stools.........................................      1,705       1,835
                                                                       --------    --------
                                                                       $125,343    $114,543
                                                                       --------    --------
                                                                       --------    --------

     The above inventory amounts are net of LIFO reserves which decreased the value of the inventory by $2,435 and $7,101 as of June 30, 1998 and 1997, respectively, and reserves to value inventory at the lower of cost or market which decreased the value of inventory by $2,165 and $1,169 as of June 30, 1998 and 1997, respectively.

     During fiscal 1998 and fiscal 1997, inventory quantities were reduced, which resulted in a liquidation of LIFO inventory layers. The effects of these liquidations were to increase cost of products sold by $109 in fiscal 1998 and decrease cost of products sold by $63 in fiscal 1997.

     Due to continued cost savings associated with the Cast-Roll facility and a reduction in certain raw material prices, the current cost of inventory continued to decrease from fiscal 1996 to fiscal 1998. These factors resulted in a reduction in the LIFO reserve in fiscal 1998 and 1997 of $4,666 and $8,266, respectively.

(3) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                             JUNE 30,
                                                                       --------------------
                                                                         1998        1997
                                                                       --------    --------
Land................................................................   $  9,898    $  9,898
Buildings...........................................................     36,628      36,756
Machinery and equipment.............................................    356,036     353,677
                                                                       --------    --------
                                                                        402,562     400,331
Less accumulated depreciation.......................................    127,664     106,276
                                                                       --------    --------
                                                                        274,898     294,055
Construction in progress............................................     15,823       5,862
                                                                       --------    --------
                                                                       $290,721    $299,917
                                                                       --------    --------
                                                                       --------    --------

     The Company's Cast-RollTM facility was officially placed in service January 1, 1996. Interest was capitalized on this facility during the construction period through December 31, 1995.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(3) PROPERTY, PLANT AND EQUIPMENT--(CONTINUED)

     As of June 30, 1998, the Company was formally committed to spend $9,843 on capital expenditures.

(4) INTANGIBLES AND OTHER ASSETS

     Intangibles and other assets consist of the following:

                                                                              JUNE 30,
                                                                         ------------------
                                                                          1998       1997
                                                                         -------    -------
Intangible pension asset (note 7).....................................   $15,779    $17,596
Deferred loan and bond fees...........................................    10,534     10,529
Deposits..............................................................     2,472      2,626
Other.................................................................       218        218
                                                                         -------    -------
                                                                          29,003     30,969
Less accumulated amortization.........................................     4,532      3,258
                                                                         -------    -------
                                                                         $24,471    $27,711
                                                                         -------    -------
                                                                         -------    -------

(5) LONG-TERM DEBT

     Long-term debt of the Company consists of the following:

                                                                             JUNE 30,
                                                                       --------------------
                                                                         1998        1997
                                                                       --------    --------
9% Solid Waste Revenue Bonds, Series 1996, due June 2021............   $ 53,700    $ 53,700
8 1/4% Solid Waste Revenue Bonds, Series 1994, due October 1,
  2014..............................................................     20,200      20,200
9 7/8% First Mortgage Notes due December 15, 2001...................    200,000     200,000
Revolving credit agreement..........................................         --          --
Other...............................................................         22          39
                                                                       --------    --------
                                                                        273,922     273,939
Less current maturities of long-term debt...........................         --          --
                                                                       --------    --------
                                                                       $273,922    $273,939
                                                                       --------    --------
                                                                       --------    --------

     On June 1, 1996, the Company obtained $53,700 of financing through the issuance of 9 percent Solid Waste Revenue Bonds, Series 1996, due June 1, 2021 in connection with the solid waste disposal facilities installed at its Cast-RollTM facility. These bonds were issued in addition to the Solid Waste Revenue Bonds, Series 1994, noted below, to assist in financing the facilities. As of June 30, 1998 and 1997, the Company had available $715 and $1,183, respectively, of the $53,700, which is classified as long-term restricted cash in the accompanying consolidated balance sheets.

     On October 28, 1994, the Company obtained $20,200 of financing through the issuance of 8 1/4 percent Solid Waste Revenue Bonds, Series 1994, due
October 1, 2014 in connection with the solid waste disposal facilities installed at the Cast-RollTM facility.

     On December 15, 1993, the Company issued $200,000 aggregate principal amount of 9 7/8 percent First Mortgage Notes due December 15, 2001 (Notes) in an underwritten public offering. The Notes are redeemable, in whole or in part, at the option of the Company, on or after December 15,

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(5) LONG-TERM DEBT--(CONTINUED)

1998 at specified premiums set forth therein which decline over three years. The Notes are secured by a mortgage on substantially all of the Company's property, plant and equipment as of December 15, 1993. Capital expenditures subsequent to that date aggregating approximately $269,000 are not part of the security for the Notes. The Notes contain affirmative and negative covenants including provisions for restrictions on additional borrowings, certain investments, certain payments, sale or disposal of assets, payment of dividends and liens, as well as change of control provisions. The Company is in compliance with all such covenants as of June 30, 1998. The proceeds from the Notes were used in part to repay the balance outstanding under the then existing revolving credit and term loan agreement and the Company's unsecured subordinated debentures held by LTV Steel Company, Inc. (LTV Steel).

     On December 21, 1993, the Company entered into a $90,000 revolving credit facility which had a four-year term expiring in December 1997. Effective
April 25, 1997, the Company amended and restated this $90,000 revolving credit facility (Revolving Credit Agreement). The amended and restated Revolving Credit Agreement, which expires April 25, 2000, permits borrowings up to $115,000 and is secured by the Company's receivables, inventories, subsidiaries' stock, short-term investments, and certain intangible assets. Advances under the facility are limited to specified percentages of the Company's eligible receivables and inventories.

     The Revolving Credit Agreement provides up to $20,000 for letters of credit. Borrowings under the Revolving Credit Agreement bear interest at a per annum rate equal to, at the Company's option, (i) the higher of the base rate of BankBoston and 1/2 percent above the Federal Funds effective rate plus 1/4 percent; or (ii) LIBOR plus 2 1/4 percent. The borrowing base under the Revolving Credit Agreement is the sum of 55 percent of eligible inventory (as defined) up to a maximum of $75,000 and 85 percent of eligible accounts receivable (as defined). Fees of 2 1/2 percent per annum on the maximum drawing amount of each standby or documentary letter of credit are payable on the date of issuance of such letter of credit. As of June 30, 1998 and 1997, there were no outstanding letters of credit. A commitment fee of 3/8 percent per annum on the average unused portion of the facility is payable quarterly. The Revolving Credit Agreement contains certain limited negative and affirmative covenants, including failure to pay interest or principal when due, inaccurate or false representations or warranties, and limitations on restricted payments; the Company is in compliance with all such covenants as of June 30, 1998.

     The Company's $200,000 First Mortgage Notes represent the only long-term debt which matures during the next five years (December 15, 2001).

(6) BENEFIT PLANS

     The Company has defined contribution pension plans that cover substantially all employees. Company contributions to the plans are based on age and compensation. The Company funds retirement plan contributions as accrued. Company contributions totaled $7,667, $8,031, and $8,139, for the fiscal years ended June 30, 1998, 1997, and 1996, respectively.

     The Company's ESOP covers substantially all United Steelworkers of America
(USWA) and nonbargained-for employees of Republic Engineered Steels, Inc. The plan is designed to enable eligible employees to acquire a beneficial interest in the Company through the Employee Stock Ownership Trust (ESOP Trust). The Company expenses ESOP contributions as made or incurred.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(6) BENEFIT PLANS--(CONTINUED)

     With the establishment of a public market for the Company's common stock in May 1995, distributions from the ESOP Trust will be made to participants upon request following termination of employment or after attaining age 70 1/2 if still in active employment. Participants who are 55 years of age and have 10 years of participation under the plan may also elect to receive distributions annually for a portion of their account balance. All distributions are in the form of one lump sum payment of whole shares (and cash for fractional shares) allocated to their account in the plan. See also note 20.

     The Company has profit sharing plans covering all employees, excluding officers, of Republic Engineered Steels, Inc. and subsidiaries. Amounts provided to the profit sharing pool are based on percentages of the consolidated excess cash flows of the Company as defined in the Revolving Credit Agreement (see note 5).

     From its inception, the Company had an executive incentive plan (Executive
Plan) which covered key executives and management employees. In connection with the 1995 IPO, the board of directors of the Company adopted the 1995 Stock Option Plan (1995 Plan), primarily to provide substitute benefits for plan units previously granted under the Executive Plan. Vesting of the plan units occurred ratably from the date of grant at the rate of 20 percent per year. The vesting provisions remained unchanged when the plan units were converted to stock options. The stock options, totaling 1,764,000 shares, are exercisable after May 5, 1998 with the majority of such options granted having an exercise price of $6.67 per share and expire on November 28, 2001. There was no compensation expense relating to these plans for fiscal 1998, 1997 or 1996.

     Since the options outstanding as of June 30, 1997 were granted prior to the effective date of FASB No. 123 and no additional options have been granted since, the pro forma net income and pro forma net income per share disclosures required by FASB No. 123 are not applicable.

(7) DEFINED BENEFIT PENSION OBLIGATIONS

     The Company maintains a defined benefit "floor offset" plan which covers all USWA employees. The plan, when combined with benefits from the Company's defined contribution pension plan and benefits from an LTV Steel defined benefit pension plan, will provide a minimum level of pension benefits for USWA employees. Benefits are based on a combination of employees' age and years of service. The Company's policy is to fund this plan based on legal requirements and tax considerations. Assets of the plan are currently invested in money market funds, U.S. government

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(7) DEFINED BENEFIT PENSION OBLIGATIONS--(CONTINUED)

securities, and common stocks. The following table sets forth the funded status of the plan as of June 30, 1998 and 1997:

                                                                          1998       1997
                                                                         -------    -------
Actuarial present value of benefit obligations:
  Vested benefits.....................................................   $18,400    $17,182
                                                                         -------    -------
Accumulated benefit obligation........................................    23,764     24,166
                                                                         -------    -------
Projected benefit obligation..........................................    23,764     24,166
Plan assets at fair value.............................................    11,586      7,281
                                                                         -------    -------
Projected benefit obligation in excess of plan assets.................    12,178     16,885
Items not yet recognized in earnings:
  Prior service cost..................................................   (16,780)   (18,394)
  Net gain............................................................     1,001        798
Adjustment required to recognize minimum liability....................    15,779     17,596
                                                                         -------    -------
Accrued pension cost as reflected on the consolidated balance
  sheets..............................................................   $12,178    $16,885
                                                                         -------    -------
                                                                         -------    -------

     Net pension expense included in operating income for the years ended June 30, 1998, 1997, and 1996 consist of the following components:

                                                                          1998       1997       1996
                                                                         -------    -------    -------
Service cost (benefit)................................................   $(1,471)   $(1,498)   $(1,721)
Interest cost.........................................................     1,899      1,865      2,113
Actual return on plan assets..........................................    (1,213)      (993)      (144)
Net amortization and deferred items...................................     2,095      2,192      1,567
                                                                         -------    -------    -------
Net periodic pension cost.............................................   $ 1,310    $ 1,566    $ 1,815
                                                                         -------    -------    -------
                                                                         -------    -------    -------
Net periodic pension cost--continuing operations......................   $ 1,221    $ 1,459    $ 1,701
Net periodic pension cost--discontinued operations....................        89        107        114
                                                                         -------    -------    -------
Net periodic pension cost.............................................   $ 1,310    $ 1,566    $ 1,815
                                                                         -------    -------    -------
                                                                         -------    -------    -------

     Actuarial assumptions used in accounting for the pension plan for the fiscal years ended June 30, 1998, 1997, and 1996 were as follows:

                                                                                     1998    1997    1996
                                                                                     ----    ----    ----
Discount rate.....................................................................   7.0%    8.0%     8.0%
Rate of increase in future compensation levels....................................   5.0%    5.0%     5.0%
Expected long-term rate of return on assets.......................................   8.0%    8.0%     8.0%

     During fiscal 1995, the minimum pension liability of $24,089 exceeded unrecognized prior service costs by $2,468 and was recorded as a $1,604 charge to shareholders' equity, net of applicable income tax benefits of $864.

     As of June 30, 1998 and 1997, the minimum pension liability of $15,779 and $17,596, respectively, is less than the unrecognized prior service cost; accordingly, the charge to shareholders' equity made in fiscal 1995 of $1,604, net of applicable income taxes of $864, was reversed in 1996.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) OTHER POSTRETIREMENT BENEFITS

     Prior to 1997, the Company provided postretirement health care and life insurance benefits to substantially all employees who retired from the Company subsequent to November 28, 1989, upon attaining the following age and years of service:

AGE AT RETIREMENT                                          YEARS OF SERVICE
--------------------------------------------------------   ----------------
55......................................................          30
60......................................................          15
65......................................................          10

     In fiscal 1997 the Company adopted a plan amendment to modify the minimum retirement age to 65 for future salaried retirees. This change resulted in a decrease in the accumulated postretirement benefit obligation (APBO) of $17,175. This reduction is being amortized over the estimated remaining life of the salaried work force, which at the time of the change was 13 years.

     The following table presents the plan's APBO reconciled with amounts recognized in the Company's consolidated balance sheets:

                                                                             JUNE 30,
                                                                       --------------------
                                                                         1998        1997
                                                                       --------    --------
Accumulated postretirement benefit obligation:
  Retirees..........................................................   $ 28,785    $ 27,758
  Fully eligible active plan participants...........................     29,704      28,183
  Other active plan participants....................................     71,401      71,944
                                                                       --------    --------
                                                                        129,890     127,885
Unrecognized prior service cost:
  Original amount at adoption of FASB No. 106.......................    (13,938)    (16,437)
  Deferral of benefits for future salaried retirees.................     15,304      16,625
                                                                       --------    --------
                                                                          1,366         188
                                                                       --------    --------
Accrued postretirement benefits as reflected on the
  consolidated balance sheets.......................................   $131,256    $128,073
                                                                       --------    --------
                                                                       --------    --------

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) OTHER POSTRETIREMENT BENEFITS--(CONTINUED)

     Net periodic postretirement benefit charges (credits) recorded for the years ended June 30, included the following components:

                                                                        1998       1997       1996
                                                                       -------    -------    -------
Service cost--benefit attributed to service during the period.......   $ 3,593    $ 3,759    $ 3,761
Interest cost on accumulated postretirement benefit obligation......    10,114     10,249     10,058
Immediate recognition of change in accumulated postretirement benefit obligation due to actuarial (gains) losses, including
  change in assumptions.............................................    (9,503)       983     (2,498)
Net amortization of unrecognized amounts for net gain and prior
  service cost......................................................     1,178      1,949      2,500
                                                                       -------    -------    -------
Net periodic postretirement benefit charges.........................   $ 5,382    $16,940    $13,821
                                                                       -------    -------    -------
                                                                       -------    -------    -------
Net periodic postretirement benefit charges--continuing
  operations........................................................   $ 4,951    $15,585    $12,715
Net periodic postretirement benefit charges--discontinued
  operations........................................................       431      1,355      1,106
                                                                       -------    -------    -------
Net periodic postretirement benefit charges.........................   $ 5,382    $16,940    $13,821
                                                                       -------    -------    -------
                                                                       -------    -------    -------

     The Company recorded a fourth quarter 1998 experience gain of $9,503 related to lower than anticipated per capita costs of indemnity and managed health care plans coupled with the increased enrollment in Risk Sharing HMO plans for Medicare eligible retirees.

     The health care cost trend rates used in determining the APBO as of June 30, 1998 and 1997, were as follows:

                                                                                1998    1997
                                                                                ----    ----
1998.........................................................................   7.5%    7.5%
1999.........................................................................   7.0%    7.0%
2000.........................................................................   6.5%    6.5%
2001.........................................................................   6.0%    6.0%
2002.........................................................................   5.5%    5.5%
2003.........................................................................   5.0%    5.5%
Thereafter...................................................................   4.5%    5.5%

     The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the health care cost trend by 1 percent would increase the APBO as of June 30, 1998 from $129,890 to $155,275 and the aggregate of the service and interest cost components of net periodic postretirement benefit charges for 1998 from $13,719 to $16,682.

     The discount rate used in determining the APBO was 7.0 and 8.0 percent as of June 30, 1998 and 1997 respectively. The discount rate used in determining the net periodic postretirement benefit charge was 7.0 percent for fiscal 1998 and 8.0 percent for fiscal 1997 and 1996. The reduction in discount rates combined with the reduction in health care cost trend rates in fiscal 1998 had an offsetting impact to the fiscal 1998 net periodic postretirement benefit charge. The withdrawal assumptions were revised in 1996 to meet Internal Revenue Service requirements, and health care cost trend rates were changed resulting in the loss of $129 and gain of $2,498 which were fully recognized in the net periodic postretirement benefit charges for fiscal 1997, and 1996, respectively.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(8) OTHER POSTRETIREMENT BENEFITS--(CONTINUED)

     The Company's policy is to fund claims as incurred. Claims paid were $2,211, $2,037, and $1,931, during the fiscal years ended June 30, 1998, 1997, and 1996, respectively. The Company also recognizes actuarial gains and losses, including the impact of actuarial assumption changes, immediately rather than amortizing them over future years.

     The Company also provides postemployment benefits to its employees in the form of supplemental unemployment benefits, severance benefits, and disability income benefits which are subject to the provisions of FASB No. 112, Accounting for Postemployment Benefits. However, in connection with the Company's collective bargaining agreement with the USWA, the Company has agreed to perform annual actuarial valuations; cash fund all deficiencies through a voluntary employee benefit association as described in Section 501(c)(9) of the Internal Revenue Code of 1986, as amended; and record the change in liability as an expense in the current period. Therefore, the adoption of the provisions of FASB No. 112 effective July 1, 1994 had no effect on the consolidated financial statements of the Company.

(9) INCOME TAXES

     The net income tax benefit for fiscal years 1998, 1997, and 1996, includes a current tax (benefit) charge of $-0- for fiscal years 1998 and 1997 and ($152) for fiscal 1996, due to the federal alternative minimum tax, which was increased by a deferred benefit of $373, $22,569, and $21,984 in 1998, 1997 and 1996,
respectively.

     At present, given available state net operating loss carryforwards (NOLs), the Company is not assessed state income tax. The Company anticipates being assessed state income tax when certain temporary differences reverse or when such state NOLs expire beginning in year 2001. Other state taxes are included in general and administrative expenses.

     The difference between the statutory U.S. federal income tax rate of 35 percent and the Company's effective tax rate was as follows:

                                                                         1998       1997       1996
                                                                        -------    -------    -------
Statutory federal income tax benefit.................................   $   447    $19,911    $19,448
State and local income tax benefit...................................        64      2,844      2,778
Other................................................................      (138)      (186)       (90)
                                                                        -------    -------    -------
Income tax benefit...................................................   $   373    $22,569    $22,136
                                                                        -------    -------    -------
                                                                        -------    -------    -------
Effective book income tax benefit rate...............................      29.2%      39.7%      39.8%

Income tax benefit--continuing operations............................   $ 2,661    $23,999    $24,114
Income tax expense--discontinued operations..........................    (2,288)    (1,430)    (1,978)
                                                                        -------    -------    -------
Income tax benefit...................................................   $   373    $22,569    $22,136
                                                                        -------    -------    -------
                                                                        -------    -------    -------

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(9) INCOME TAXES--(CONTINUED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                             JUNE 30,
                                                                       --------------------
                                                                         1998        1997
                                                                       --------    --------
Deferred tax assets:
  Accounts receivable, principally due
     to allowance for doubtful accounts.............................   $    630    $    650
  Postretirement benefits...........................................     22,901      21,628
  Environmental costs...............................................      5,094       6,451
  Other liabilities.................................................      9,431      11,620
  Net operating loss carryforwards..................................    111,385      99,474
  Other.............................................................      1,180         938
                                                                       --------    --------
Total gross deferred tax assets.....................................    150,621     140,761
Less valuation allowance............................................     25,187      25,187
                                                                       --------    --------
Net deferred tax assets.............................................    125,434     115,574
                                                                       --------    --------
Deferred tax liabilities:
  Inventory valuation...............................................     10,626       9,762
  Plant and equipment, principally
     due to differences in depreciation.............................     57,658      50,513
  Other.............................................................      2,321         843
                                                                       --------    --------
Total gross deferred tax liabilities................................     70,605      61,118
                                                                       --------    --------
Net deferred tax asset..............................................   $ 54,829    $ 54,456
                                                                       --------    --------
                                                                       --------    --------

     The Company had available as of June 30, 1998, net operating loss (NOL) carryforwards, for regular federal income tax purposes, totaling approximately $278 million ($145 million for federal alternative minimum tax purposes) with expirations of: $45 million in year 2006; $24 million in year 2007; $12 million in year 2008; $16 million in year 2009; $8 million in year 2010; $71 million in year 2011; and $73 million in year 2012; and $29 million in year 2013. The Company believes that it is more likely than not that a significant portion of the aforementioned NOL carryforwards will be used prior to their expiration. While the Company has incurred pretax losses of nearly $195 million during its nine-year existence, deductible noncash ESOP contributions have totaled
$216 million during that same period. Further, six of the eight years reflect substantial income on a pretax/pre-ESOP contribution basis and the ESOP loans have been fully repaid as of June 30, 1998 (eight years prior to the first year NOL expiration date). Management also believes that future operating results will be improved as a result of major capital improvements coupled with the ongoing cost reduction program which is linked to the labor agreement. Based on the aforementioned factors, but also recognizing the inherent uncertainties associated with forward looking statements, management believes that the valuation allowance which has been established is adequate to provide for deferred tax assets that more likely than not will not be realized during the NOL carryforward period.

(10) SPECIAL PREFERRED STOCK

     In connection with the IPO, the Company issued one share of special preferred stock to the trustee of a trust, the only asset of which is the special preferred stock. The special preferred stock has the right to vote as a separate class on any proposed merger or consolidation of the Company

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(10) SPECIAL PREFERRED STOCK--(CONTINUED)

(see note 19) or a sale of all or substantially all of the Company's assets and any additional issuance of common stock of the Company subsequent to the IPO, other than issuances pursuant to the 1995 Plan (notes 6 and 7). The agreement with respect to the trust for the special preferred stock will provide that the trustee of such trust will vote the share of special preferred stock as instructed by ESOP participants on a one share/one vote basis. Except as provided above, the special preferred stock has no voting power. The special preferred stock is redeemable by the Company for $1.5 at such time as the ESOP (and/or other benefit arrangement[s]) holds less than 25 percent of the issued and outstanding shares of common stock.

     The special preferred stock is not entitled to receive any dividends but is entitled to a liquidation preference of $.01 per share. The special preferred stock may not be transferred without the consent of the Company.

(11) COMMON STOCK

     As of June 30, 1998 and 1997, there are 27,000,000 authorized shares of the Company's common stock (Common Stock); 19,707,923 shares were issued and 19,706,578 shares were outstanding as of June 30, 1998 and 1997, of which 10,546,010 and 11,004,663 shares, respectively, were held by the ESOP Trust.

     Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders with the exception of the election of board of directors, which, commencing in 1998, will be one person, one vote. Shares of Common Stock held by the ESOP Trust may be voted only by the ESOP trustee. The ESOP provides that the administrative committee is required to solicit instructions of the participants in the ESOP and to direct the ESOP trustee to vote the shares of Common Stock held by the ESOP Trust in accordance with the votes of the participants.

     The Company has not paid dividends on its Common Stock during the last four fiscal years and does not presently anticipate paying any dividends in the foreseeable future. The Company intends to reinvest earnings in the development and expansion of its business. Also, the payment of cash dividends on its Common Stock is restricted by covenants contained in certain of the Company's financing arrangements (note 5). The payment of dividends in the future will be at the sole discretion of the board of directors and will depend upon the Company's profitability, financial condition, capital needs, future prospects, legal restrictions on the payment of dividends in financing agreements, and other factors deemed relevant by the board of directors.

     The holders of Common Stock are not entitled to any preemptive right to subscribe for, purchase, or receive any new or additional shares of capital stock of the Company. Upon the liquidation, dissolution, or winding up of the Company, the holders of shares of the Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the rights of the holder of the special preferred stock.

(12) CONCENTRATIONS OF CREDIT RISK

     The Company has one customer which accounted for approximately 12 percent of total sales in each of the fiscal years ended June 30, 1998, 1997, and 1996. A majority of the Company's business is directly or indirectly related to the automobile industry.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(13) LEASE COMMITMENTS

     Minimum rental payments due under noncancelable operating leases are estimated to be as follows: Year Ending June 30, 1998.

YEAR ENDING JUNE 30, 1998                                           1998
----------------------------------------------------------------   ------
1999............................................................   $1,179
2000............................................................      662
2001............................................................      195
2002............................................................       62
2003............................................................        8
Thereafter......................................................       --
                                                                   ------
                                                                   $2,106
                                                                   ------
                                                                   ------

     Rent expense was approximately $4,006, $3,983, and, $4,118, for the fiscal years ended June 30, 1998, 1997, and 1996, respectively.

(14) LONG-TERM COMMITMENT

     On December 3, 1997, the Company entered into a technical exchange agreement with Sanyo Special Steel Company of Japan for a total of $6 million. The forty-eight (48) month agreement involves technical assistance in melting, refining, and casting technologies. Obligations under this agreement as of June 30, 1998 are as follows:

1999............................................................   $1,200
2000............................................................    1,200
2001............................................................    1,200
2002............................................................      600
                                                                   ------
                                                                   $4,200
                                                                   ------
                                                                   ------

(15) LITIGATION

     In September 1992, a lawsuit was filed against the Company in the U.S. District Court for the Northern District of Ohio (Eastern Division) on behalf of 19 former Company salaried employees whose employment was terminated on February 19, 1991. The claims asserted on behalf of each former employee were age discrimination under both federal and state laws, breach of employment contract, promissory estoppel, and violation of Ohio public policy (by reason of age discrimination). The relief sought for each former employee was lost pay and fringe benefits, liquidated damages (doubling the claimed lost pay and benefits), compensatory damages of $500 on each count, punitive damages of $500 under the public policy count, prejudgment interest, and attorneys' fees. The Company denied all of the claims with the intent of contesting them vigorously. The Company's motion for summary judgment with respect to these cases was partially granted on May 15, 1996, dismissing all claims of the former employees other than the age discrimination claims. In fiscal 1998, the age discrimination lawsuit was settled and payment was made in an amount which is not material to the Company.

     The Company is involved in other legal proceedings, including various environmental proceedings with governmental authorities, product liability litigation, and claims by present and former employees under federal and counterpart state anti-discrimination and other laws relating to employment. The Company does not believe that any of these proceedings, either individually or in

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(15) LITIGATION--(CONTINUED)

the aggregate, will have a material adverse effect on the consolidated financial condition or results of operations of the Company.

(16) ENVIRONMENTAL COMPLIANCE

     The Company is subject to a broad range of federal, state, and local environmental laws and regulations, including those governing discharges into the air and water, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the disposal of waste. The Company continuously monitors its compliance with such environmental laws and regulations and, accordingly, believes that it is currently in substantial compliance with such laws and regulations. The Company does not anticipate the need to make material expenditures for environmental control measures during the next 24 months. As is the case with most steel producers, the Company could incur significant costs related to environmental compliance, in particular those arising from remediation costs for historical waste disposal practices at certain of the Company's facilities. The Company believes that these costs are most likely to be in the range of $8,900 to $22,300 over the lives of the Company's facilities. This range represents the estimated aggregate cost to resolve the environmental contingencies. The Company does not anticipate any third-party recoveries. The reserve to cover probable current and noncurrent environmental liabilities was approximately $14,377 and $17,800 as of June 30, 1998 and 1997, respectively, substantially all of which is classified as a long-term obligation in the accompanying consolidated balance sheets.

     The reserve has been established and is monitored based on continuing reviews of the reserve, each matter comprising the reserve, and whether any new matters should be included in the reserve, using currently available information relative to enacted laws and regulations and existing technology. These reviews are performed periodically by an in-house committee comprised of representatives experienced in environmental matters from the environmental, law, operating, and accounting departments in consultation with outside legal and technical experts, as necessary.

(17) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment; therefore, they cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          o Cash equivalents, accounts receivable, and accounts payable--The carrying amount approximates fair value because of the short-term maturity of these instruments.

          o Long-term debt--The fair value of the First Mortgage Notes classified under long-term debt (see note 5), based on quoted market values, was approximately $199,000 as of June 30, 1998. The Company estimates that the fair value of the 8 1/4 percent Solid Waste Revenue Bonds, Series 1994, and the 9 percent Solid Waste Revenue Bonds, Series 1996, classified under long-term debt (see note 5) was approximately $22,220 and $64,440, respectively, as of June 30, 1998.

(18) ORGANIZATIONAL RESTRUCTURING

     On January 29, 1997, the Company announced a plan for organizational restructuring and cost cutting initiatives including a revision to the salaried employees retiree health care plan changing

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(18) ORGANIZATIONAL RESTRUCTURING--(CONTINUED)

eligibility requirements for receiving retiree health care benefits from age 57 with 30 years service or age 65 with 15 or more years service to age 65 with 15 or more years service. For the transition to the new plan, the plan would provide retiree health care benefits under the old plan to employees who were eligible for benefits as of March 31, 1997. Sixty-eight (68) individuals elected to avail themselves of this transition provision.

     The Company also announced plans to restructure and reduce its salaried workforce by approximately 200 people and to further reduce the hourly workforce by more than 300 people as the Company reaches full capacity utilization of its Cast-RollTM facility and completes other smaller capital projects. The financial impact of the restructuring of the salaried workforce was estimated to be $1,649 and is reflected as a special charge in the fiscal 1997 financial statements. However, based on higher voluntary terminations than originally estimated, a $1,097 reduction in the restructuring reserve was recorded in fiscal 1998. The Company's plan to restructure the hourly workforce has not yet been approved as negotiations with the USWA continue. Generally, the restructuring of the hourly workforce will be covered by a supplemental unemployment benefit plan and other plans covered by union contracts. Therefore, reasonable estimates resulting from a hourly workforce restructuring cannot be made until negotiations with the USWA are finalized.

(19) SUBSEQUENT EVENT

     The Company, along with an affiliate of Blackstone Capital Partners II Merchant Banking Fund L.P. and Veritas Capital Partners L.P., announced on July 24, 1998, that they had agreed to the acquisition of Republic by the Blackstone-Veritas affiliate for a cash price of $7.25 per share of Republic common stock.

     The acquisition of Republic is subject to various approvals and will occur by means of a cash tender offer for all issued and outstanding shares, followed by a merger in which all remaining shares will be converted into the same cash consideration. Including acquired debt, the total purchase price is approximately $420,000.

     Upon consummation of the tender offer, the Employee Stock Ownership Plan will be amended to allow in-service distributions upon request regardless of age or service.

(20) DISCONTINUED OPERATIONS

     The acquisition of the Company by Blackstone was completed on September 8, 1998 (see footnote 19). In connection with the acquisition, the Company is committed to a formal plan of disposition for its specialty steels division, and accordingly, the accompanying consolidated financial statements have been restated to reflect that division as discontinued operations in accordance with Accounting Principles Board Opinion No. 30.

     Summarized results of discontinued operations for the specialty steels division are as follows:

                                                            FISCAL YEAR ENDED JUNE 30,
                                                         --------------------------------
                                                           1998        1997        1996
                                                         --------    --------    --------
Net sales.............................................   $107,467    $120,694    $137,284
Gross profit..........................................     12,622      11,033      12,149
Income before income taxes............................      7,832       3,605       4,966
Provision for income taxes............................     (2,288)     (1,430)     (1,978)
Net income............................................      5,544       2,175       2,988

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                         JUNE 30, 1998, 1997, AND 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(20) DISCONTINUED OPERATIONS--(CONTINUED)

     The components of net assets of discontinued operations included in the Company's balance sheet as assets held for sale are as follows:

                                                                         FISCAL YEAR ENDED
                                                                              JUNE 30,
                                                                         ------------------
                                                                          1998       1997
                                                                         -------    -------
Receivables...........................................................   $11,595    $14,521
Inventory.............................................................    30,457     37,165
                                                                         -------    -------
  Assets held for sale--current.......................................   $42,052    $51,686
                                                                         -------    -------
                                                                         -------    -------

Property, plant and equipment, net....................................   $11,903    $13,318
                                                                         -------    -------
  Assets held for sale--noncurrent....................................   $11,903    $13,318
                                                                         -------    -------
                                                                         -------    -------

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF MARCH 31, 1999 AND JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                                                       PREDECESSOR
                                                                                                         COMPANY
                                                                                       MARCH 31,      -------------
                                                                                          1999        JUNE 30, 1998
                                                                                       -----------    -------------
                                                                                       (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................................................    $   2,835       $  22,675
  Receivables, less allowance for doubtful accounts of $1,614 and $1,575,
     respectively...................................................................       64,942          61,038
  Receivables due from affiliate (Note 5)...........................................       41,689              --
  Inventories (Note 2)..............................................................      154,726         125,343
  Prepaid expenses..................................................................        8,123           2,844
  Deferred income taxes.............................................................           --           7,902
  Assets held for sale (Note 4).....................................................       31,830          42,052
  Other current assets..............................................................        3,622             404
                                                                                        ---------       ---------
     Total current assets...........................................................      307,767         262,258
                                                                                        ---------       ---------
Property, plant and equipment, net..................................................      262,560         290,721
Intangibles and other assets, net...................................................        8,152          24,471
Restricted cash.....................................................................          341             715
Deferred income taxes...............................................................           --          46,927
Receivables due from affiliate, non-current (Note 5)................................          531              --
Assets held for sale (Note 4).......................................................       11,687          11,903
Excess purchase price over net assets acquired (Note 1(b))..........................      144,896              --
                                                                                        ---------       ---------
  TOTAL ASSETS......................................................................    $ 735,934       $ 636,995
                                                                                        ---------       ---------
                                                                                        ---------       ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Short-term borrowings.............................................................    $  67,206       $      --
  Defined benefit pension obligation (Note 9).......................................       36,893              --
  Amounts due to affiliates.........................................................        6,645              --
  Other current liabilities.........................................................      125,031         103,121
                                                                                        ---------       ---------
     Total current liabilities......................................................      235,775         103,121
  Long-term debt (Note 3)...........................................................      357,339         273,922
  Other postretirement benefits.....................................................      103,056         131,256
  Defined benefit pension obligation (Note 9).......................................       36,976          12,178
  Accrued environmental costs (Note 7)                                                     14,434          13,746
  Other liabilities.................................................................        1,035           1,301
                                                                                        ---------       ---------
     Total liabilities..............................................................      748,615         535,524
Commitments and contingencies (Notes 3,7,8 and 9)...................................           --              --
Stockholders' equity (deficit):
  Special preferred stock, $.01 par value; one share authorized, no share issued and outstanding at March 31, 1999, one share issued and outstanding at
     June 30,1998, liquidation value of $1,500......................................           --               2
  Common stock, $0.01 par value; authorized 27,000,000 shares: 19,706,578 shares issued and outstanding at March 31, 1999 and 19,707,923 shares issued at
     June 30, 1998..................................................................          197             197
Additional paid-in-capital..........................................................       95,257         275,270
Accumulated other comprehensive loss................................................      (17,257)             --
Accumulated deficit.................................................................      (90,878)       (173,990)
                                                                                        ---------       ---------
                                                                                          (12,681)        101,479
Less treasury stock, at cost, no shares at March 31, 1999 and 1,345 shares at
  June 30, 1998.....................................................................           --               8
                                                                                        ---------       ---------
     Total stockholders' equity (deficit)...........................................      (12,681)        101,471
                                                                                        ---------       ---------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..............................    $ 735,934       $ 636,995
                                                                                        ---------       ---------
                                                                                        ---------       ---------

        The accompanying notes are an integral part of these statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE PERIOD FROM SEPTEMBER 8, 1998 TO MARCH 31, 1999,
             THE PERIOD FROM JULY 1, 1998 TO SEPTEMBER 7, 1998 AND
                   THE NINE MONTH PERIOD ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                   PREDECESSOR COMPANY (NOTE 1(C))
                                                                  PERIOD FROM     -----------------------------------
                                                                  SEPTEMBER 8,    PERIOD FROM JULY
                                                                   1998 TO         1, 1998 TO          NINE MONTH
                                                                  MARCH 31,       SEPTEMBER 7,        PERIOD ENDED
                                                                     1999             1998            MARCH 31, 1998
                                                                  ------------    ----------------    ---------------
Net sales......................................................     $361,350          $102,955           $ 511,381
Cost of products sold (including depreciation of $12,870,
  $4,178 and $18,470, respectively)............................      346,178            97,883             455,706
                                                                    --------          --------           ---------
  Gross profit.................................................       15,172             5,072              55,675
Selling expenses...............................................        5,214             1,216               5,102
General and administrative expenses............................       27,326            17,023              24,210
Postretirement benefits charges................................        4,300             2,082              10,279
Non-cash ESOP charges..........................................           --                --              15,596
Workforce reduction charges (Note 1(b))........................       40,162                --                  --
Other charges (credits), net:
  Interest expense.............................................       29,877             4,588              20,732
  Interest income..............................................         (414)             (236)               (364)
  Miscellaneous, net...........................................         (415)             (153)               (306)
                                                                    --------          --------           ---------
Loss from continuing operations before
  income taxes.................................................      (90,878)          (19,448)            (19,574)
Income tax benefit.............................................           --                --               3,920
                                                                    --------          --------           ---------
Loss from continuing operations................................      (90,878)          (19,448)            (15,654)
Income (loss) from discontinued operations, net of income tax
  expense of $0 and $803, respectively (Note 4)................           --              (298)              3,188
                                                                    --------          --------           ---------
Net loss.......................................................     $(90,878)         $(19,746)          $ (12,466)
                                                                    --------          --------           ---------
                                                                    --------          --------           ---------

        The accompanying notes are an integral part of these statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
    FOR THE PERIOD FROM SEPTEMBER 8, 1998 TO MARCH 31, 1999, THE PERIOD FROM
                                JULY 1, 1998 TO
        SEPTEMBER 7, 1998 AND THE NINE MONTH PERIOD ENDED MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                          PREDECESSOR COMPANY
                                                                                   ---------------------------------
                                                                                   PERIOD FROM
                                                            PERIOD FROM            JULY 1, 1998 TO    NINE MONTH
                                                           SEPTEMBER 8, 1998 TO    SEPTEMBER 7,       PERIOD ENDED
                                                           MARCH 31, 1999              1998           MARCH 31, 1998
                                                           --------------------    ---------------    --------------
Cash flows from operating activities:
  Net loss..............................................         $(90,878)            $ (19,746)         $(12,466)
  Adjustments to reconcile net cash provided by
     continuing operations:
     Loss (income) from discontinued operation..........               --                   298            (3,188)
     Depreciation and amortization......................           21,022                 4,645            20,336
     Accretion of call premium..........................            4,038                    --                --
     Non-cash ESOP charges..............................               --                    --            15,616
     Deferred income tax benefit........................               --                    --            (3,117)
     Change in operating assets and liabilities:
       (Increase) decrease in working capital...........          (44,189)                  486           (22,914)
       (Increase) decrease in other operating assets and
          liabilities...................................           30,144                   550               805
                                                                 --------             ---------          --------
          Total adjustments.............................           11,015                 5,979             7,538
                                                                 --------             ---------          --------
Net cash provided by discontinued operations............           10,377                 1,584            15,549
Net cash used in continuing operations..................          (79,863)              (13,767)           (4,928)
                                                                 --------             ---------          --------
Net cash provided by (used in) operating activities.....          (69,486)              (12,183)           10,621
                                                                 --------             ---------          --------
Cash flows from investing activities:
  Additions to property, plant and equipment from
     continuing operations..............................          (10,839)               (6,115)           (9,192)
  Additions to property, plant and equipment from
     discontinued operations............................             (903)                  (24)             (565)
  Acquisition, net of cash acquired.....................         (156,458)                   --                --
                                                                 --------             ---------          --------
     Net cash used in investing activities..............         (168,200)               (6,139)           (9,757)
                                                                 --------             ---------          --------
Cash flows from financing activities:
  Net borrowings under revolving credit facility........           75,100                    --                --
  Proceeds from environmental financing.................               --                    --               477
  Proceeds from bridge loan.............................           65,045                    --                --
  Capital contribution..................................           95,455                    --                --
  Other financing activities, net.......................            4,921                  (312)              683
                                                                 --------             ---------          --------
Net cash provided by (used in) financing activities.....          240,521                  (312)            1,160
                                                                 --------             ---------          --------
Net increase (decrease) in cash and cash equivalents....            2,835               (18,634)            2,024
Cash and cash equivalents-beginning of period...........               --                22,675             6,412
                                                                 --------             ---------          --------
Cash and cash equivalents-end of period.................         $  2,835             $   4,041          $  8,436
                                                                 --------             ---------          --------
                                                                 --------             ---------          --------
Supplemental Cash Flow Information:
  Cash paid for interest................................         $ 20,409             $       4          $ 13,218
                                                                 --------             ---------          --------
                                                                 --------             ---------          --------
Cash paid for income taxes..............................         $     --             $      --          $     --
                                                                 --------             ---------          --------
                                                                 --------             ---------          --------

        The accompanying notes are an integral part of these statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER RELATED INFORMATION

  (a) General

     The condensed consolidated financial statements included herein have been prepared by Republic Engineered Steels, Inc. ("Republic" or the "Company") and are unaudited. Certain information and footnote disclosures normally prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Although management believes that all adjustments, including normal recurring adjustments, necessary for a fair presentation have been made, interim periods are not necessarily indicative of the results of operations for a full year. As such, the condensed consolidated financial statements of the Predecessor Company (see further discussion below) should be read in conjunction with the audited financial statements and notes thereto for the fiscal year ended June 30, 1998, included in the Predecessor Company's Form 10-K, filed with the Securities and Exchange Commission.

     Republic is a major producer of special bar quality steel and specialty steel bar products for the automotive, heavy equipment manufacturing, aerospace and power generation industries. Special bar quality steel bars are higher quality hot-rolled and cold-finished carbon and alloy steel bars, and specialty steels are stainless, tool and vacuum re-melted steels. The Company is organized into three operating divisions: hot-rolled, cold-finished and specialty steels. In connection with its acquisition, as more fully described below, the Company intends to sell its specialty steels division, and accordingly, the accompanying condensed consolidated financial statements reflect that division as discontinued operations in accordance with Accounting Principles Board Opinion No. 30. Pursuant thereto, all revenues and expenses related to the specialty steels division have been segregated from continuing operations of Republic for all periods presented. In April 1999, the Company announced that Haynes International ("Haynes"), a leading manufacturer of nickel and cobalt based alloys, will manage its specialty steels division according to the terms of an agreement between the respective companies. The Company and Haynes are associated by common ownership.

     The Company's principal customers are manufacturers in the automotive, machinery, industrial equipment, machine and hand tools and aviation and aerospace industries, as well as independent forgers who supply finished parts to the aforementioned industries. The Company also has significant sales to steel service centers.

  (b) Organization

     On September 8, 1998, Blackstone Management Associates II L.L.C. ("Blackstone") and Veritas Capital Management, L.L.C. ("Veritas"), serving as general partners for limited partnerships, acquired Republic in a cash tender offer of $7.25 for each Republic common share (the "Acquisition"). RES Holding Corporation ("RES Holding") and its wholly owned subsidiary, RES Acquisition Corporation ("RES Acquisition") were formed for the purpose of acquiring Republic. The cash price paid totaled approximately $160.5 million, including transaction related expenses. The sources of funds contributed to RES Acquisition consisted of i.) $95.5 million in a capital contribution by RES Holding from the issuance of its common stock to Blackstone and its affiliates, Veritas and HVR Holdings, L.L.C. and ii.) borrowings of approximately
$65.0 million under a short term bridge loan credit facility dated September 8, 1998 between RES Holding and Chase Manhattan Bank, as Administrative Agent. Republic was acquired by RES Acquisition on September 8, 1998 and subsequently, RES Acquisition was merged with and into Republic on September 21, 1998. Blackstone and Veritas intend to combine ("Combination") the Company and Bar Technologies Inc. ("Bar Tech"), a producer of special bar quality steel, also owned by Blackstone and Veritas, during 1999, subject to refinancing a significant portion of the combined companies' debt.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER RELATED
INFORMATION--(CONTINUED)

     The Acquisition has been accounted for as a purchase and, pursuant to the provisions of SEC Staff Accounting Bulletin No. 54 ("SAB No. 54") and the rules of pushdown accounting, the Acquisition gave rise to a new basis of accounting. Given the timing of the Acquisition, fair value analysis of the net assets acquired, including appraisals of property and equipment, are not yet completed. Based upon preliminary assessments through March 31, 1999, the purchase price and related acquisition expenses exceeded net assets acquired by approximately $150 million. Fair value adjustments, once finalized, may materially increase or decrease this amount. Pending completion of the fair value analysis, the preliminary excess purchase price over the estimated value of the net assets acquired is being amortized over 20 years. Upon completion of the fair value analysis, adjustments will be made to depreciate the fair value of acquired property, plant and equipment over their estimated useful lives and to amortize goodwill over 40 years.

     In connection with the Acquisition, the Company has developed preliminary plans to rationalize and discontinue operations at certain manufacturing locations. Management is conducting a detailed evaluation to finalize the timing and extent of the further rationalization of the operations. As discussed in
Note 9, the Company plans to reduce the hourly workforce through retirement and severance programs. These programs and the anticipated workforce reductions are substantially voluntary in nature. Accordingly, the costs associated with these workforce reductions are being recognized as charges to operations as the offers for early retirement benefits and voluntary severance programs are accepted by the employees and intended to be awarded by the Company. These workforce reductions are intended to be implemented over the next several years. Through March 31, 1999, the Company has incurred $40.2 million of workforce reduction charges for early retirement benefits, including increased pension and other postretirement benefit obligations and special termination payments.

  (c) Basis of Presentation and Principles of Consolidation

     The accompanying condensed consolidated financial statements for the period from September 8, 1998 to March 31, 1999 and as of March 31, 1999, reflect the new basis of accounting of the Acquisition. Periods prior to September 8, 1998 (Predecessor Company) have been presented under the historical cost basis of Republic.

     The condensed consolidated financial statement includes the accounts of Republic Engineered Steels, Inc. and its wholly owned subsidiaries, Nimishillen & Tuscarawas Railway Company and The Oberlin Insurance Company. All significant intercompany balances have been eliminated.

  (d) Cash Equivalents

     The Company considers all short-term investments with maturities at date of purchase of three months or less to be cash equivalents.

  (e) Inventories

     Inventories are carried at the lower of cost or market with cost determined using the last-in, first-out (LIFO) method. Inventories are stated net of assets held for sale.

  (f) Long-Lived Assets

     Property, plant and equipment are recorded at cost less depreciation accumulated to date. Depreciation is computed on the straight-line method over the estimated useful lives of the assets; the range of useful lives is 39 years for buildings and 3-30 years for machinery and equipment. Accelerated methods are used for income tax purposes.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER RELATED
INFORMATION--(CONTINUED)

  (g) Intangibles and Other Assets

     Intangible assets consist primarily of deferred loan and bond fees, and in the case of the Predecessor Company, an intangible asset related to the Company's pension plan. The deferred loan and bond fees are being amortized on a straight-line basis over the lives of the related debt instruments.

  (h) Income Taxes

     The Company accounts for income taxes pursuant to the asset and liability method. Under that method, deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled, and the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Income taxes for the period subsequent to the Acquisition reflect the pushdown impact on the consolidated tax position resulting from a change of control. No cash payments of income taxes were made during any of the periods presented.

  (i) Environmental Costs

     The Company and other steel companies have in recent years become subject to increasingly demanding environmental laws and regulations. It is the policy of the Company to endeavor to comply with applicable environmental laws and regulations. The Company established a liability for an amount which the Company believes is adequate, based on information currently available, to cover costs of remedial actions it will likely be required to take to comply with existing environmental laws and regulations.

  (j) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     In preparation of the condensed consolidated financial statements included herein, the Company uses estimates for, among others, deferred income tax benefits, defined benefit pension obligations, other postretirement benefit obligations, environmental remediation and fair value adjustments related to the Acquisition, all of which are significant to the condensed consolidated financial statements taken as a whole. Changes in circumstances in the near term could have an impact on these estimates, and the change in estimate could have a material effect on the consolidated financial statements.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER RELATED
INFORMATION--(CONTINUED)

  (k) Reclassifications

     Certain previously reported amounts have been reclassified to conform to the current presentation.

  (l) Comprehensive Income

     During fiscal 1999, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." Total comprehensive loss for the period from September 8, 1998 to March 31, 1999, the period from July 1, 1998 to September 7, 1998 and the nine month period ended March 31, 1998 is as follows:

                                                                                     PREDECESSOR COMPANY (NOTE 1(C))
                                                                                     -------------------------------
                                                                 PERIOD FROM         PERIOD FROM        NINE MONTH
                                                                SEPTEMBER 8,         JULY 1, 1998 TO    PERIOD ENDED
                                                                1998 TO MARCH 31,    SEPTEMBER 7,       MARCH 31,
                                                                    1999                 1998              1998
                                                                -----------------    ---------------    ------------
                                                                                   (IN THOUSANDS)
Net loss.....................................................       $ (90,878)          $ (19,746)        $(12,466)
Other comprehensive loss.....................................         (17,257)            --                --
                                                                    ---------           ---------         --------
Total comprehensive loss.....................................       $(108,135)          $ (19,746)        $(12,466)
                                                                    ---------           ---------         --------
                                                                    ---------           ---------         --------

     Other comprehensive loss in each of the periods above is comprised solely of an additional minimum pension liability, net of $0 income tax effects.

2. INVENTORIES

     In connection with the Acquisition, inventories at March 31, 1999 reflect a new LIFO base cost as of September 8, 1998. Inventory amounts at June 30, 1998 are net of a $2.4 million LIFO reserve and a $2.2 million reserve to value inventories at the lower of cost or market. As a result of the new LIFO base, these reserves were $0 million at March 31, 1999. Inventories at March 31, 1999 and June 30, 1998 were as follows:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                     MARCH 31,    JUNE 30,
                                                                       1999          1998
                                                                     ---------    ------------
                                                                          (IN THOUSANDS)
Raw materials.....................................................   $  12,530      $ 12,157
Finished and semi-finished product................................     140,383       111,481
Supplies, molds and stools........................................       1,813         1,705
                                                                     ---------      --------
                                                                     $ 154,726      $125,343
                                                                     ---------      --------
                                                                     ---------      --------

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

3. DEBT

     Long-term debt of the Company consisted of the following:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                     MARCH 31,    JUNE 30,
                                                                       1999          1998
                                                                     ---------    ------------
                                                                          (IN THOUSANDS)
9% Solid Waste Revenue Bonds, Series 1996, due June 1, 2021.......
                                                                     $  53,700      $ 53,700
8 1/4% Solid Waste Revenue Bonds, Series 1994, due October 1,
  2014............................................................      20,200        20,200
9 7/8% First Mortgage Notes due December 15, 2001.................     206,038       200,000
Revolving Credit Agreement........................................      75,100            --
Other.............................................................       2,301            22
                                                                     ---------      --------
                                                                       357,339       273,922
Less current maturities of long-term debt.........................          --            --
                                                                     ---------      --------
Total long-term debt..............................................   $ 357,339      $273,922
                                                                     ---------      --------
                                                                     ---------      --------

     The amended and restated Revolving Credit Agreement ("Revolving Credit Agreement"), which expires April 25, 2000, permits borrowings up to $115.0 million and is secured by the Company's receivables, inventories, stock of a subsidiary, short-term investments and certain intangible assets. As of March 31, 1999 and June 30, 1998, amounts outstanding under the Revolving Credit Agreement were $75.1 million and $0, respectively.

     On May 6, 1999, the Revolving Credit Agreement was amended (the "Amended Agreement") to reflect the formation of Republic Technologies International Marketing LLC ("Marketing JV"), a marketing joint venture owned in equal proportions by the Company and Bar Tech (see Note 5 for further discussion.) Under the Amended Agreement, the Marketing JV becomes a co-borrower and all borrowings are secured additionally by the receivables of the Marketing JV. Under the terms of the Marketing JV agreement, the Company purchases all the receivables of the Marketing JV on a discounted basis as sales are made to customers. The Amended Agreement provides a temporary increase to permitted borrowings from $115.0 million to $135.0 million until December 31, 1999. Interest rates on borrowings under the Amended Agreement have been increased for base rate loans to base rate plus 3/4 percent and for LIBOR loans to LIBOR rate plus 2 3/4 percent. Fees for standby or documentary letters of credit were increased to 2 3/4 percent.

     Borrowings under the Revolving Credit Agreement bear interest at a per annum rate equal to, at the Company's option, (i) the higher of the base rate of BankBoston or 1/2 percent above the Federal funds effective rate, plus
1/2 percent; or (ii) LIBOR plus 2 1/2 percent. The borrowing base under the Revolving Credit Agreement is the sum of 55 percent of "Eligible Inventory" up to a maximum of $75 million and 85 percent of "Eligible Accounts Receivable" less approximately $25.0 million of reserves. Amounts available at March 31, 1999 under the Revolving Credit Agreement were $15.4 million. Fees of
2 1/2 percent per annum on the maximum drawing amount of each standby or documentary letter of credit are payable on the date of issuance of such letter of credit. A commitment fee of 3/8 percent per annum on the average unused portion of the facility is payable quarterly. The Revolving Credit Agreement contains certain limited negative and affirmative covenants, including failure to pay interest or principal when due, inaccurate or false representations or warranties and limitations on restricted payments.

     On October 28, 1994, the Ohio Water Development Authority issued
$20.2 million of 8 1/4% Solid Waste Revenue Bonds due 2014, on behalf of the State of Ohio, at 98% of face amount in

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

3. DEBT--(CONTINUED)

connection with the solid waste disposal facilities installed at the CAST-ROLL(Trademark) facility. Additionally, on June 1, 1996, the Authority issued $53.7 million of 9.0% Solid Waste Revenue Bonds due June 1, 2021 in connection with the solid waste recycling facilities installed at the CAST-ROLL(Trademark) facility. The proceeds of the 1996 Bonds were used to reduce outstanding borrowings under the Revolving Credit Facility. As of March 31, 1999 the Company had available approximately $0.3 million from the 1996 Bonds which is classified as restricted cash in the accompanying condensed consolidated balance sheet, and zero from the 1994 Bonds.

     The Company's $200 million 9 7/8% First Mortgage Notes ("Notes") mature on December 15, 2001. As a result of the Acquisition, the Company was required by the terms of the indenture to offer to purchase any and all of the Notes at a purchase price of $1,010 per $1,000 principal amount, plus accrued and unpaid interest (the "Change of Control Offer"). Such premium has been recorded as a fair value adjustment to the liabilities assumed in the Acquisition with a corresponding increase to the excess purchase price over net assets acquired.

     On September 8, 1998, the Acquisition by RES Acquisition of Republic was partially funded with borrowings of approximately $65.0 million (the "RES Holding Facility") under the Credit Agreement, dated September 8, 1998 between RES Holding and The Chase Manhattan Bank ("Chase"), as Administrative Agent. The maturity of the RES Holding Facility is currently June 8, 1999, however, the Company is negotiating with its lenders to extend the maturity.

     On October 5, 1998, the Company commenced the Change of Control Offer which expired on November 5, 1998. Approximately $28.1 million principal amount of Notes was tendered in accordance with the Change of Control Offer. The purchase of the tendered Notes was assigned to affiliates of the Lenders (as defined below).

     On October 29, 1998, the Company commenced a new offer to purchase any and all of the outstanding Notes at a purchase price of $1,042.30 per $1,000 principal amount plus accrued and unpaid interest (the "Offer"). The Offer is scheduled to expire on June 30, 1999. The Company is accruing the Offer premium over the period of the Offer.

     For the purpose of funding the Change of Control Offer and the Offer, the Company entered into an additional senior credit facility (the "Bridge Facility") with Chase, DLJ Bridge Finance, Inc. and BankBoston N. A. (the "Lenders") which provides for up to $208.5 million of borrowings. In November 1999, any outstanding loans under the Bridge Facility convert into long-term loans and accordingly, the Notes remain classified as long-term in the accompanying condensed consolidated balance sheet as of March 31, 1999.

     The interest rate on borrowings under the Bridge Facility will be LIBOR (adjusted to include statutory reserves) plus a margin, increased by 0.5% every three months, subject to a maximum rate of 15.5% per annum. In the event of any borrowings under the Bridge Facility, the Company will pay certain fees and RES Holding will make available warrants to purchase a portion of the common equity of RES Holding. Such fees are subject to partial refund if the Company refinances the Bridge Facility. Any warrants will be initially held under certain circumstances in escrow and all or a portion of such warrants may be subsequently released to the Lenders or to the holders of the loans, or if the loans are refinanced, returned to RES Holding. Through March 31, 1999, no amounts have been borrowed under the Bridge Facility.

4. DISCONTINUED OPERATIONS

     In connection with the Acquisition, the Company intends to sell its specialty steels division, and accordingly, the accompanying consolidated financial statements reflect that division as discontinued operations in accordance with Accounting Principles Board Opinion No. 30. All revenues and

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

4. DISCONTINUED OPERATIONS--(CONTINUED)

expenses related to the specialty steels division since the Acquisition date have been reported as adjustments to the purchase price of the Acquisition.

     In April 1999, the Company announced that Haynes International ("Haynes"), a leading manufacturer of nickel and cobalt based alloys, will manage its specialty steels division according to the terms of an agreement between the respective companies. The Company will pay Haynes a management fee based upon the allocable portion of total costs incurred by Haynes attributable to management activities of the combined operations. The Company and Haynes are associated by common ownership.

     Summarized results of discontinued operations for the specialty steels division were as follows:

                                                                                    PREDECESSOR
                                                                                      COMPANY
                                                                           ------------------------------
                                                                           PERIOD FROM       NINE MONTH
                                                                           JULY 1, 1998 TO   PERIOD ENDED
                                 QUARTER ENDED                             JULY 1, 1998 TO   PERIOD ENDED
                                   MARCH 31,         PERIOD FROM           SEPTEMBER 7,      MARCH 31,
                               ------------------   SEPTEMBER 8, 1998 TO
                                 1999      1998     MARCH 31, 1999            1998              1998
                               --------   -------   --------------------   ---------------   ------------
                                                       (IN THOUSANDS)
Net sales....................  $ 13,059   $28,011         $ 34,228             $14,533         $ 82,479
Gross profit.................    (1,304)    2,784           (2,212)                410            8,655
Income (loss) before income
  taxes......................    (2,072)    1,456           (4,353)               (298)           3,991
Provision for income taxes...        --       291               --                  --              803
                               --------   -------         --------             -------         --------
Net income (loss)............  $ (2,072)  $ 1,165         $ (4,353)            $  (298)        $  3,188
                               --------   -------         --------             -------         --------
                               --------   -------         --------             -------         --------

     The components of net assets of discontinued operations included in the Company's balance sheet as assets held for sale were as follows:

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                                                  -------------
                                                                MARCH 31, 1999    JUNE 30, 1998
                                                                --------------    -------------
                                                                        (IN THOUSANDS)
Receivables..................................................      $  9,195          $11,595
Inventory....................................................        22,635           30,457
                                                                   --------          -------
  Assets held for sale--current..............................      $ 31,830          $42,052
                                                                   --------          -------
                                                                   --------          -------
Property, plant and equipment, net...........................      $ 11,687          $11,903
                                                                   --------          -------
  Assets held for sale--non-current..........................      $ 11,687          $11,903
                                                                   --------          -------
                                                                   --------          -------

5. RELATED PARTY TRANSACTIONS

     Affiliates of Blackstone and Veritas currently provide certain management and financial monitoring services to the Company pursuant to an agreement between the respective parties for which the Company pays an annual advisory fee plus reimbursement of certain out-of-pocket expenses.

     The Company and Bar Tech share common management and have begun to perform certain sales, marketing and administrative functions on a combined basis. This includes marketing both companies' steel products jointly under the combined brand name "Republic Technologies International" using a single sales force. The costs of joint functions have been borne ratably by the Company and Bar Tech based upon relative sales volumes achieved.

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

5. RELATED PARTY TRANSACTIONS--(CONTINUED)

     The Company also participates in an inventory purchasing arrangement with Bar Tech. Under the terms of this arrangement, the Company purchases materials on behalf of both companies and bills Bar Tech for its respective purchases, plus an administrative fee. During the quarter ended March 31, 1999 and the period September 8, 1998 through March 31, 1999, the Company purchased materials for Bar Tech and its subsidiary, Bliss & Laughlin Steel Company, totaling approximately $24.4 million and $33.4 million, respectively. A similar arrangement is in place with regard to insurance. The Company purchased insurance coverage for the combined company for which the costs are borne ratably by the Company and Bar Tech based on their respective share of coverage. The Company also purchased $8.7 million and $11.7 million of billet and bar products, at market prices, from Bar Tech during the quarter ended March 31, 1999 and the period September 8, 1998 through March 31, 1999, respectively.

     At January 1, 1999, certain salaried employees of Bar Tech became employees of the Company. Under the terms of an employee leasing and overhead allocation agreement, the Company and Bar Tech share the costs of common expenses including, but not limited to sales and marketing services, administrative services, plant overhead and costs for certain common facilities.

     As of January 4, 1999, Republic Technologies International Marketing, LLC ("Marketing JV") was formed to formalize prior efforts of the Company and Bar Tech to jointly market, advertise, promote and sell both companies' steel products to each company's existing and potential customers. The Marketing JV is owned by the Company and Bar Tech in equal proportions and will fill purchase orders for steel products by purchasing such steel products from the Company and/or Bar Tech, as appropriate for a particular order, and allocating such purchase orders to the Company or Bar Tech and receiving a sales commission designed to cover the marketing JV's operating expenses. Under the terms of the agreement, the Company purchases all the receivables of the Marketing JV on a discounted basis as sales are made to customers.

     The following information is a result of the Company's transactions with its affiliates as described above. The following information is as of and for the periods described below:

                                                                          AS OF
                                                          MARCH 31, 1999       JUNE 30, 1998
                                                          -----------------    ----------------
                                                                     (IN THOUSANDS)
Accounts receivable due from affiliates:
  Bar Technologies Inc.................................        $41,689               $ --
                                                               -------               ----
                                                               -------               ----
Accounts receivable due from affiliates, long-term:
  Bar Technologies Inc.................................        $   531               $ --
                                                               -------               ----
                                                               -------               ----
Amounts due to affiliates:
  Bar Technologies Inc.................................        $ 1,524               $ --
  Blackstone Capital Partners II.......................          1,125                 --
  Republic Technologies International Marketing, LLC...          3,996                 --
                                                               -------               ----
                                                               $ 6,645               $ --
                                                               -------               ----
                                                               -------               ----

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

5. RELATED PARTY TRANSACTIONS--(CONTINUED)

FOR THE QUARTERS ENDED:                                       MARCH 31, 1999    MARCH 31, 1998
                                                              --------------    --------------
                                                                       (IN THOUSANDS)
Net sales to affiliates:
  Bar Technologies Inc.....................................       $1,794             $ --
  Republic Technologies International Marketing, LLC.......        4,712               --
                                                                  ------             ----
                                                                  $6,506             $ --
                                                                  ------             ----
                                                                  ------             ----
FOR THE NINE MONTH PERIOD ENDED:
Net sales to affiliates:
  Bar Technologies Inc.....................................       $2,570             $ --
  Republic Technologies International Marketing, LLC.......        4,712               --
                                                                  ------             ----
                                                                  $7,282             $ --
                                                                  ------             ----
                                                                  ------             ----

6. SUBSEQUENT EVENTS

     In April 1999, the Company's principal owners, Blackstone and Veritas entered into a letter of intent with U.S. Steel Group of USX Corporation ("USX") and Kobe Steel, Ltd. ("Kobe") concerning the combination of USS/Kobe Steel Company's steelmaking and bar producing assets with those of the Company and Bar Tech. USX and Kobe would jointly own 30% of the combined operations. The combination is subject to numerous conditions including approval by the board of directors of USX and Kobe, negotiation and execution of definitive agreements, receipt of necessary government approvals, including antitrust, negotiation of a new labor agreement with the United Steel Workers of America and the refinancing of a significant portion of the combined companies' debt.

     On July 1, 1999, the Company borrowed $208.5 million under the Bridge Facility to fund the Offer to repurchase the Notes (see Note 3). A portion of the Notes was purchased pursuant to a tender offer, which was completed
June 30, 1999 and the remaining proceeds from the Bridge Facility were placed in escrow to fund the redemption of the remaining outstanding Notes. The Notes have been called for redemption and the redemption is expected to be completed on August 2, 1999.

7. ENVIRONMENTAL COMPLIANCE

     The Company is subject to a broad range of federal, state and local environmental laws and regulations, including those governing discharges into the air and water, the handling and disposal of solid and hazardous wastes, and the remediation of contamination associated with the disposal of waste. The Company continuously monitors its compliance with such environmental laws and regulations, and accordingly, believes that it is currently in substantial compliance with such laws and regulations. As is the case with most steel producers, the Company could incur significant costs related to environmental compliance, in particular those arising from remediation costs for historical waste disposal practices at certain of the Company's facilities. The Company anticipates making expenditures of approximately $0.1 million, which are covered by the Company's current reserve for environmental investigatory and control measures during the next 12 months. The reserve to cover potential current and non-current environmental liabilities was approximately $14.4 million at March 31, 1999 and June 30, 1998, substantially all of which is classified as a long-term obligation in the accompanying consolidated balance sheets (except for anticipated expenditures during the next twelve months).

               REPUBLIC ENGINEERED STEELS, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                                  (UNAUDITED)

7. ENVIRONMENTAL COMPLIANCE--(CONTINUED)

     The reserve has been established and is monitored based on continuing reviews of the reserve, each matter comprising the reserve, and whether any new matters should be included in the reserve, using currently available information relative to enacted laws and regulations and existing technology. These reviews are performed periodically by an in-house committee comprised of representatives experienced in environmental matters from the environmental, operating and accounting departments in consultation with outside legal and technical experts, as necessary.

8. LEGAL PROCEEDINGS

     The Company is involved in various legal proceedings, including environmental proceedings with governmental authorities, product liability litigation, and claims by present and former employees under federal and counterpart state anti-discrimination and other laws relating to employment. The Company does not believe that any of these proceedings, either individually or in the aggregate, will have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company.

9. EMPLOYMENT AND RETIREMENT AGREEMENTS

     Effective September 8, 1998, the Company entered into a five-year master collective bargaining agreement (the "Master CBA") and related settlement agreement (the "Settlement Agreement") with the United Steelworkers of America (the "USWA"). Management believes that the Master CBA will offer the Company the flexibility to rationalize its cost structure so that it may continue to invest in the business to maintain a position as a low-cost supplier. The Master CBA allows the Company to reduce the number of job classifications at all USWA-covered facilities to five from over 34 at certain facilities thereby permitting employees to be assigned a wider range of responsibilities.

     The Settlement Agreement requires the Company to offer Early Retirement Buyouts ("ERBs") to at least 1,000 employees and permits the Company to offer a Voluntary Severance Plan ("VSP"). The purpose of these programs is to reduce the hourly workforce at Republic and Bar Tech facilities by a net reduction of over 1,400 hourly employees over four years. Subsequent to September 7, 1998, 259 ERBs were accepted. Under the terms of the Settlement Agreement, if the ERBs and VSP do not achieve targeted headcount reductions, the Company will have the flexibility to reduce the hourly workforce by approximately 300 employees in addition to the number of accepted ERBs and VSPs. Pursuant to the Master CBA, USWA represented employees will be eligible for Supplemental Unemployment Benefits (SUB) and the continuation of certain health insurance benefits.

     The Company has entered into a memorandum of understanding with the Pension Benefit Guarantee Corporation (the "PBGC") pursuant to which (1) the PBGC agreed to forebear from instituting proceedings to terminate the USWA Defined Benefit Plan as a result of the Acquisition or the prospective combination with Bar Tech, (2) in January 1999, the Company funded the pension plan with an approximate $27 million initial contribution and (3) the Company will make an additional contribution to such pension plan in the amount of $20 million on or before July 1, 1999 (which is supported by a letter of credit). Additional quarterly contributions will be made by the Company commencing October 1, 1999 in accordance with the following schedule: $7.5 million per quarter for the first four payments, $7.6 million per quarter for the next four payments, $9.1 million per quarter for the next four payments and $8.5 million per quarter for the final four payments. Of the Company's aggregate pension obligation, $36.9 million was classified as a current liability and $4.8 million was classified as a long-term liability in the accompanying condensed consolidated balance sheet as of March 31, 1999.

     (2) Financial statements for the Bar Products Line of USS/Kobe Steel Company as of December 31, 1997 and 1998 (audited) and as of March 31, 1999 (unaudited) and for the years ended December 31, 1996, 1997 and 1998 (audited) and for the three months ended March 31, 1997 and 1998 (unaudited) are set forth below.

     The Company expects that any additional financial statements for the Bar Products Line of USS/Kobe Steel Company required to be filed as part of a Current Report on Form 8-K and not included in this filing will be filed not later than October 12, 1999.

                         REPORT OF INDEPENDENT AUDITORS

Management Committee
USS/KOBE Steel Company

We have audited the accompanying balance sheets of the Bar Products Line of USS/KOBE Steel Company, a partnership, as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' investment and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the USS/KOBE Steel Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted audited standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bar Products Line of USS/KOBE Steel Company at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Bar Products Line of USS/KOBE Steel Company will continue as a going concern which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. As described in Note E to the financial statements, USS/KOBE Steel Company from time to time has breached the financial covenants of its debt agreements. If the minimum adjusted net worth requirement of $275 million is not maintained throughout 1999, a specified number of lenders may cause the debt repayment to be accelerated. If this occurs, there is no assurance, absent a refinancing of the debt such as contemplated under the proposed transaction described in Note B to the financial statements, that USS/KOBE Steel Company would have sufficient cash to meet its current debt and other obligations. This condition raises substantial doubt about the ability of the Bar Products Line of USS/KOBE Steel Company to continue as a going concern. Management's plans in regard to this matter are described in Note A. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classifications of liabilities that may result from the outcome of this uncertainty.

The financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998 were reviewed by us and our report thereon, dated
July 7, 1999, stated we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

Cleveland, Ohio                                                Ernst & Young LLP
July 7, 1999

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               DECEMBER 31           MARCH 31
                                                                          ----------------------    -----------
                                                                            1997          1998         1999
                                                                          --------      --------    -----------
                                                                                                    (UNAUDITED)
                                ASSETS
Current assets:
  Cash and cash equivalents............................................   $  1,909      $  3,195     $     177
  Accounts receivable--net of allowances of $1,850 in 1997, $9,500 in
     1998 and 1999.....................................................     43,338        44,274        51,347
  Inventories:
     Raw materials.....................................................     58,329        51,451        28,880
     Work-in-process...................................................     21,388        57,513        54,045
     Finished goods....................................................     26,657        20,839        18,596
     Supplies..........................................................      1,274         1,391         1,170
                                                                          --------      --------     ---------
                                                                           107,648       131,194       102,691
  Other current assets.................................................      7,334         6,910         6,057
                                                                          --------      --------     ---------
Total current assets...................................................    160,229       185,573       160,272
Property, plant and equipment:
  Land.................................................................      2,607         2,633         2,633
  Buildings and improvements...........................................     41,539        41,700        41,706
  Machinery and equipment..............................................    613,483       636,723       643,369
  Construction-in-progress.............................................     12,804         7,718         3,501
                                                                          --------      --------     ---------
                                                                           670,433       688,774       691,209
  Less accumulated depreciation........................................   (223,567)     (269,045)     (280,713)
                                                                          --------      --------     ---------
                                                                           446,866       419,729       410,496
Intangible pension asset...............................................      7,321        12,793        12,793
                                                                          --------      --------     ---------
  Total assets.........................................................   $614,416      $618,095     $ 583,561
                                                                          --------      --------     ---------
                                                                          --------      --------     ---------

                 LIABILITIES AND PARTNERS' INVESTMENT
Current liabilities:
  Checks in transit....................................................   $ 25,555      $ 16,261     $  10,064
  Note payable.........................................................                    3,215         2,224
  Accounts payable.....................................................     58,564        61,442        55,511
  Accrued payroll and related expenses.................................     17,781        17,371        15,513
  Other accrued expenses...............................................     16,883        14,544        18,578
  Current portion of other postretirement benefits liabilities.........      8,200         9,363         9,363
                                                                          --------      --------     ---------
Total current liabilities..............................................    126,983       122,196       111,253
Accrued pension liabilities............................................      5,263        10,314        12,174
Other postretirement benefits liabilities..............................     29,808        37,027        38,767
Non-current debt.......................................................    180,238       180,238       180,238
Other long-term obligations............................................        702         1,926         1,914
Partners' investment:
  Accumulated other comprehensive loss.................................                     (445)         (445)
  Division control.....................................................    271,422       266,839       239,660
                                                                          --------      --------     ---------
                                                                           271,422       266,394       239,215
                                                                          --------      --------     ---------
  TOTAL LIABILITIES AND PARTNERS' INVESTMENT...........................   $614,416      $618,095     $ 583,561
                                                                          --------      --------     ---------
                                                                          --------      --------     ---------

                       See notes to financial statements.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                          THREE MONTHS
                                                       YEAR ENDED DECEMBER 31            ENDED MARCH 31
                                                  --------------------------------    --------------------
                                                    1996        1997        1998        1998        1999
                                                  --------    --------    --------    --------    --------
                                                                                          (UNAUDITED)
REVENUES
Net sales:
  Unrelated parties............................   $394,527    $416,593    $426,496    $123,332    $102,128
  Related parties:
     Tubular transfers.........................    165,901     197,810     145,185      52,461      21,863
     Other.....................................    151,606     107,182      42,710      24,355       4,892
                                                  --------    --------    --------    --------    --------
                                                   712,034     721,585     614,391     200,148     128,883
COST AND EXPENSES
Cost of sales..................................    674,550     697,241     593,048     184,209     134,046
Depreciation and amortization..................     40,204      41,515      45,853      11,475      11,783
Selling and administrative expenses............     20,145      19,492      17,270       4,691       4,585
                                                  --------    --------    --------    --------    --------
                                                   734,899     758,248     656,171     200,375     150,414
                                                  --------    --------    --------    --------    --------
Loss from operations...........................    (22,865)    (36,663)    (41,780)       (227)    (21,531)

OTHER (EXPENSES) INCOME
Interest expense, net..........................     (8,867)    (10,987)    (11,189)     (2,922)     (3,594)
Other income...................................        296         105          24          74         111
                                                  --------    --------    --------    --------    --------
                                                    (8,571)    (10,882)    (11,165)     (2,848)     (3,483)
                                                  --------    --------    --------    --------    --------
NET LOSS.......................................   $(31,436)   $(47,545)   $(52,945)   $ (3,075)   $(25,014)
                                                  --------    --------    --------    --------    --------
                                                  --------    --------    --------    --------    --------

                       See notes to financial statements.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                 STATEMENTS OF CHANGES IN PARTNERS' INVESTMENT
                                 (IN THOUSANDS)

                                                                             USS
                                                                         LORAIN HOLDING      KOBE/
                                                                         COMPANY, INC.     LORAIN INC.     TOTAL
                                                                         --------------    -----------    --------
Balance at January 1, 1996............................................      $169,055        $ 169,055     $338,110
  Partners' non-cash contributions and transfers......................         7,464            7,464       14,928
  Net loss............................................................       (15,718)         (15,718)     (31,436)
                                                                            --------        ---------     --------
Balance at December 31, 1996..........................................       160,801          160,801      321,602
  Partners' non-cash contributions and transfers......................        (1,318)          (1,317)      (2,635)
  Net loss............................................................       (23,772)         (23,773)     (47,545)
                                                                            --------        ---------     --------
Balance at December 31, 1997..........................................       135,711          135,711      271,422
  Partners' non-cash contributions and transfers......................        19,741           19,741       39,482
  Partners' cash contributions........................................         4,440            4,440        8,880
  Net loss............................................................       (26,472)         (26,473)     (52,945)
  Other comprehensive loss............................................          (223)            (222)        (445)
                                                                            --------        ---------     --------
       Total comprehensive loss.......................................       (26,695)         (26,695)     (53,390)
                                                                            --------        ---------     --------
BALANCE AT DECEMBER 31, 1998..........................................       133,197          133,197      266,394
  Partners' non-cash contributions and transfers (unaudited)..........        (1,083)          (1,082)      (2,165)
  Net loss (unaudited)................................................       (12,507)         (12,507)     (25,014)
                                                                            --------        ---------     --------
BALANCE AT MARCH 31, 1999 (UNAUDITED).................................      $119,607        $ 119,608     $239,215
                                                                            --------        ---------     --------
                                                                            --------        ---------     --------

                       See notes to financial statements.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                             THREE MONTHS
                                                       YEAR ENDED DECEMBER 31               ENDED MARCH 31
                                                 -----------------------------------    ----------------------
                                                   1996         1997         1998         1998         1999
                                                 ---------    ---------    ---------    ---------    ---------
                                                                                             (UNAUDITED)
OPERATING ACTIVITIES
Net loss......................................   $ (31,436)   $ (47,545)   $ (52,945)   $  (3,075)   $ (25,014)
  Adjustments to reconcile net loss to net
    cash provided by (used in) operating
    activities:
    Depreciation and amortization.............      40,204       41,515       45,853       11,475       11,783
    Loss (gain) on disposal of property, plant
       and equipment..........................         (40)                       58
    Provision for receivable allowance........        (250)        (350)       7,650
    Change in pension liability and
       asset--net.............................      (9,665)       4,377         (866)       1,683        1,860
    Increase in other postretirement benefits
       liability--net.........................       6,326        7,141        8,382        1,807        1,740
    Changes in operating assets and
       liabilities:
       Decrease (increase) in accounts
         receivable...........................      17,464       (4,883)      (8,586)      (1,195)      (7,073)
       (Increase) decrease in inventories.....     (29,081)      17,183      (23,546)      18,296       28,503
       Increase (decrease) in accounts payable
         and due to/from tubular products
         line.................................      11,313      (10,480)      42,360       16,345       (8,096)
       (Decrease) increase in payroll related
         liabilities..........................     (11,964)       2,226         (410)       1,982       (1,858)
       (Decrease) increase in other...........      (4,107)      21,203       (9,985)     (23,910)      (1,322)
                                                 ---------    ---------    ---------    ---------    ---------
Net cash provided by (used in) operating
  activities..................................     (11,236)      30,387        7,965       23,408          523
INVESTING ACTIVITIES
Proceeds from sale of property, plant and
  equipment...................................          40
Purchases of property, plant and
  equipment--net..............................     (33,564)     (42,326)     (18,774)      (5,245)      (2,550)
                                                 ---------    ---------    ---------    ---------    ---------
Net cash used in investing activities.........     (33,524)     (42,326)     (18,774)      (5,245)      (2,550)
FINANCING ACTIVITIES
Contributions from Partners...................                                 8,880
Proceeds from debt facilities.................     333,364      811,903      767,017      209,355      260,059
Principal payments on notes and
  other debt..................................    (307,207)    (799,387)    (763,802)    (228,150)    (261,050)
                                                 ---------    ---------    ---------    ---------    ---------
Net cash provided by (used in) financing
  activities..................................      26,157       12,516       12,095      (18,795)        (991)
                                                 ---------    ---------    ---------    ---------    ---------
Increase (decrease) in cash and cash
  equivalents.................................     (18,603)         577        1,286         (632)      (3,018)
Cash and cash equivalents, beginning
  of period...................................      19,935        1,332        1,909        1,909        3,195
                                                 ---------    ---------    ---------    ---------    ---------
CASH AND CASH EQUIVALENTS,
  END OF PERIOD...............................   $   1,332    $   1,909    $   3,195    $   1,277    $     177
                                                 ---------    ---------    ---------    ---------    ---------
                                                 ---------    ---------    ---------    ---------    ---------

                       See notes to financial statements.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                         NOTES TO FINANCIAL STATEMENTS

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

A. BASIS OF PRESENTATION

     The accompanying financial statements have been prepared assuming that the Bar Products Line (the Bar Products Line) of USS/KOBE Steel Company will continue as a going concern which contemplates the realization of assets and the payment of liabilities in the ordinary course of business. As described in Note E, USS/KOBE Steel Company (USS/KOBE) from time to time has breached the financial covenants of its debt agreements. If the minimum adjusted net worth requirement of $275 million is not maintained throughout 1999, a specified number of lenders may cause the debt repayment to be accelerated. If this occurs, there is no assurance, absent a refinancing of the debt as contemplated under the proposed transaction described in Note B, that USS/KOBE Steel Company would have sufficient cash to meet its current debt and other obligations.

     Management believes that the contractual commitment of each partner to make capital contributions of up to $15 million will be sufficient to ensure that adjusted net worth remains in excess of the minimum $275 million requirement throughout 1999. Additionally, if the transaction described in Note B were completed, the debt to which this covenant is related would be repaid. However, if the proposed transaction described in Note B does not close, there is no assurance that actual losses incurred by USS/KOBE will not exceed those anticipated by management and, further, that USS/KOBE and the Bar Products Line will be able to otherwise refinance the debt, could obtain waivers from its lenders or could obtain additional capital contributions in excess of the contractual commitments from each partner in sufficient amounts to meet the adjusted net worth requirement.

     The Bar Products Line's independent auditors have included a "going concern" explanatory paragraph in their audit report accompanying the carve-out financial statements of the Bar Products Line. This paragraph states that the aforementioned condition raises substantial doubt about the ability of the Bar Products Line of USS/KOBE Steel Company to continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

B. DESCRIPTION OF BUSINESS AND PROPOSED TRANSACTION

     On April 12, 1999, USX Corporation (USX) and Kobe Steel Ltd. (Kobe) entered into a Letter of Intent with Blackstone Partners II L.L.C. (Blackstone) which provides for the combination of USS/KOBE Steel Company's steelmaking and bar producing assets with those of companies controlled by Blackstone and Veritas Capital Management L.L.C. (Veritas), primarily Republic Engineered Steels, Inc. and Bar Technologies, Inc., (Republic Technologies International, LLC ("RTI")). Under the terms of the Letter of Intent, USX and Kobe will contribute the steelmaking and bar producing assets and business, including the long-term debt, (collectively, the Bar Products Line) of USS/KOBE to the new joint venture in exchange for a 15% interest, each, in RTI. The transaction is expected to be completed in the third quarter of 1999.

     The accompanying financial statements represent carve-out financial statements of the Bar Products Line which are being contributed to RTI, and are not intended to be a complete presentation of the financial position or the results of operations and cash flows of USS/KOBE on a stand-alone basis. The financial statements include allocations and estimates of direct and indirect USS/KOBE corporate administrative expenses as well as account balances attributable to the contributed operations which are described in Note C--Significant Accounting Policies and Allocations. The methods by which such amounts are attributed or allocated are deemed reasonable by the management of USS/KOBE.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

B. DESCRIPTION OF BUSINESS AND PROPOSED TRANSACTION--(CONTINUED)

     USS/KOBE is an Ohio general partnership whose owners (each with a 50% interest) are Kobe/Lorain Inc. (KLI), a wholly-owned subsidiary of Kobe Delaware Inc., in which Kobe Steel USA Holdings Inc. (Kobe Holdings) has a 90.7% stake and USS Lorain Holding Company, Inc. (ULHC) an Ohio Corporation wholly-owned by USX. KLI and ULHC are collectively referred to as the Partners. USS/KOBE operations commenced July 1, 1989 following the Partners' contribution of certain assets and liabilities and the completion of certain other transactions, resulting in USS/KOBE's ownership of the former Lorain Works fully integrated steel mill facilities of USX. USS/KOBE manufactures high quality steel bars, rod and seamless tubular products, primarily for the automotive, automotive service and energy markets.

     The unaudited balance sheet as of March 31, 1999, and the related statements of operations and cash flows for the three months ended March 31, 1998 and 1999 and the statement of changes in partners' investment for the three months ended March 31, 1999, have been prepared in accordance with generally accepted accounting principles for interim financial information and with
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of adjustments of a normal and recurring nature) considered necessary for a fair presentation of the financial position and results of operations and cash flows have been included. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that might be expected for the year ending December 31, 1999.

     Domestic steel producers face significant competition from foreign producers affecting both prices and volume. USS/KOBE also competes with other domestic integrated bar and tubular steel producers, some of which have greater financial resources than USS/KOBE, and with minimills, which are relatively efficient, low-cost producers that generally produce steel from low cost raw materials, have lower employment and environmental costs and generally target regional markets.

C. SIGNIFICANT ACCOUNTING POLICIES AND ALLOCATIONS

  Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, on deposit and highly liquid investments with maturities of three months or less when purchased. The carrying amount of these assets approximates fair value. Checks in transit are considered to be current liabilities, and classified with "other", for purposes of cash flows. All cash accounts of USS/KOBE were allocated to the Bar Products Line.

  Inventories

     Inventories are valued at the lower of weighted average unit cost or market value. All raw materials were allocated to the Bar Products Line. Work-in-process and finished good inventory quantities were allocated to the Bar Products Line based upon the point of production as of the balance sheet date. All direct materials, labor and overhead including hourly pension and other postretirement benefit (OPEB) costs are capitalized in inventory. Salaried wages and benefits as well as the amortization of the OPEB transition obligation and depreciation and amortization are not capitalized into inventory.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

C. SIGNIFICANT ACCOUNTING POLICIES AND ALLOCATIONS--(CONTINUED)

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is provided by the straight-line method over the estimated useful lives of the various assets (35 years for buildings and ranging from 3 to 22 years for machinery and equipment). When a major facility or facilities depreciated on an individual basis are sold or otherwise disposed of, any gain or loss is reflected in operations. Proceeds from the disposal of other facilities depreciated on a group basis are credited to the depreciation reserve with no immediate effect on income. Property, plant and equipment and the related accumulated depreciation as well as construction-in-progress related to the Bar Products Line were determined based on the production cost center to which the asset is assigned. Depreciation expense was determined by the production cost center to which each asset relates.

     At December 31, 1998, the Bar Products Line has ingot teeming, soaking pit and blast furnace assets which are idle, with a net carrying value of approximately $6.8 million.

  Construction-in-Progress

     Costs (including capitalized interest) incurred in the construction of new assets, and additions, improvements and betterments to existing assets which add to the productive capacity or extend the useful lives of those assets are capitalized as construction-in-progress. At the time an asset or improvement is placed into service, the related costs are transferred to the appropriate property, plant and equipment account.

  Impairment of Property, Plant and Equipment

     When indicators of impairment are present, the recoverability of property, plant and equipment is assessed by determining whether the amortization of the remaining balance over its remaining useful life can be recovered through undiscounted future operating cash flows. If impairment exists, the carrying amount of the related asset is reduced. Management has evaluated its long-lived assets as held for use and has determined through a cash flow analysis that no impairment in value exists as of March 31, 1999. If the proposed transaction that is described in Note B is consummated and depending upon the fair value assigned to the combined business, there could be an asset impairment charge recorded on the Bar Products Line financial statements at the closing date of the transaction.

  Accounts Payable and Accrued Expenses

     Accounts payable and accrued expenses were allocated to the Bar Product Line based upon related production cost centers. Payroll related liabilities were allocated based upon the headcount of the various production cost centers.

  Postretirement Health Care and Life Insurance Benefits

     USS/KOBE provides certain health care and life insurance benefits for retirees. Substantially all employees may become eligible for these benefits upon retirement. USS/KOBE accrues for such benefits over the period in which active employees become eligible for such benefits. The transition obligation is being amortized over a 20 year period. Under the USS/KOBE Partnership agreement, USS/KOBE is responsible for all health care benefit payments after July 1, 1989, relating to former employees of the former Lorain Works of USX retired as of June 30, 1989, up to an aggregate of $7,400,000 annually. USX is responsible for all such health care benefit payments exceeding that

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

C. SIGNIFICANT ACCOUNTING POLICIES AND ALLOCATIONS--(CONTINUED)

amount. To the extent that such health care benefit payments are less than $7,400,000 in any one year, USS/KOBE is responsible for reimbursing USX for payments of cumulative prior year excess amounts such that the total amount paid is up to $7,400,000 for that year, through the year 2020. At December 31, 1998 no cumulative excess amount exists.

     The portion of the postretirement health care and life insurance benefit liability and related expense of the Bar Products Line was determined based upon the production cost center to which each active employee was assigned. All expenses and related liabilities associated with former employees who retired between January 1, 1996 and December 31, 1998 were allocated to the respective Tubular or Bar Products Line from which they retired. All expenses and related liabilities associated with retirees prior to January 1, 1996 as well as all former Lorain Works (of USX) employees were allocated to the Bar Products Line.

  Division Control

     The division control account includes the allocation of partners' investment, accumulated deficit and intracompany balances due to/from the Tubular Products Line of USS/KOBE.

  Insurance

     Insurance is obtained for catastrophic casualty and certain property exposures, as well as those risks required to be insured by law or contract. Costs resulting from noninsured losses are charged to operations when probable and estimable. Insurance expense was allocated to the Bar Products Line based upon the allocation of fixed assets.

  Income Taxes

     As a partnership, USS/KOBE is not subject to federal or state income taxes. Federal and state income tax regulations provide that the items of income, gain, loss, deduction, credit and tax preference of USS/KOBE are reportable by the individual partners in their respective corporate income tax returns. Accordingly, no provision for federal or state income taxes has been recorded by USS/KOBE or the Bar Products Line.

  Tubular Transfer Price

     Related party revenues consist of the transfer of the Bar Products Line's operating costs related to the production of seamless rounds by USS/KOBE's tubular operations. Those costs include allocations of the materials, maintenance and utilities, and labor and benefit costs incurred by the Bar Products Line based upon the percentage of tubular product produced to total production. Transfers of tubular products were made at actual inventoriable and other costs incurred.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

C. SIGNIFICANT ACCOUNTING POLICIES AND ALLOCATIONS--(CONTINUED)

  Revenue Recognition

     Sales are recognized when products are shipped or services are provided to customers.

  Environmental Remediation

     USS/KOBE provides for remediation costs and penalties when the responsibility to remediate is probable and the amount of associated costs is reasonably determinable. Generally, the timing of remediation accruals coincides with completion of a feasibility study or the commitment to a formal plan of action. Remediation liabilities are accrued based on estimates of known environmental exposure (see Note H).

D. RELATED PARTY TRANSACTIONS

     Included in current assets and liabilities are amounts payable to affiliates of the Partners, as follows:

                                     DECEMBER 31,                 DECEMBER 31,                   MARCH 31,
                                         1997                         1998                         1999
                                -----------------------      -----------------------      -----------------------
                                RECEIVABLES    PAYABLES      RECEIVABLES    PAYABLES      RECEIVABLES    PAYABLES
                                -----------    --------      -----------    --------      -----------    --------
                                                                 (IN THOUSANDS)
USX Corporation..............     $ 3,805      $ 33,982        $    --      $ 37,243        $ 2,071      $ 37,129
Kobe Steel, Ltd..............                       710                          211             --           793
                                  -------      --------        -------      --------        -------      --------
TOTAL........................     $ 3,805      $ 34,692        $    --      $ 37,454        $ 2,071      $ 37,922
                                  -------      --------        -------      --------        -------      --------
                                  -------      --------        -------      --------        -------      --------

     USS/KOBE has an agreement with USX to provide blooms to the Fairfield Works owned by USX. Bar Product Line sales recorded under this agreement were $151,606,000 in 1996, $107,182,000 in 1997, $42,710,000 in 1998, $24,355,000 in
the first three months of 1998 and $4,892,000 in the first three months of 1999.

     In addition, USS/KOBE has an arrangement to store certain Fairfield Works tubular products. Total income recorded under this arrangement was $50,000 in 1996, $45,000 in 1997, $52,000 in 1998, $18,000 in the first three months of
1998 and $10,000 in the first three months of 1999.

     USS/KOBE has an agreement with USX, under which USX provides data processing and other administrative services to USS/KOBE. Amounts paid by the Bar Products Line under this agreement totaled, $4,846,000 in 1996 $4,786,000 in 1997, $4,168,000 in 1998, $1,882,000 in the first three months of 1998 and
$1,426,000 in the first three months of 1999. In addition, under separate agreements, USX provides coke and iron ore pellets to the Bar Products Line at negotiated prices. Costs incurred by the Bar Products Line under these agreements totaled, $227,523,000 in 1996 $193,827,000 in 1997, $173,072,000 in
1998, $28,770,000 in the first three months of 1998 and $12,258,000 in the first three months of 1999.

     USS/KOBE has an agreement with Kobe, under which Kobe provides technical assistance in 1) the improvement of daily operations and product quality, and 2) preparation of a modernization plan. Under the agreement, USS/KOBE is to pay Kobe an annual basic fee of $2,000,000 through August 31, 2001. Management has allocated 100% of this contract to the Bar Products Line.

     USS/KOBE also incurs certain salary and absence fees for use of Kobe employees, training fees related to training programs attended by USS/KOBE employees, and patent license fees for any Kobe patents used by USS/KOBE. Management has allocated 100% of this contract to the Bar

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

D. RELATED PARTY TRANSACTIONS--(CONTINUED)

Products Line which totaled $126,000 in 1996, $99,000 in 1997, $240,000 in 1998,
$32,000 in the three months ended March 31, 1998 and $10,000 in the three months ended March 31, 1999.

E. CREDIT FACILITIES

                                                          DECEMBER 31,
                                                      ----------------------    MARCH 31,
                                                        1997          1998        1999
                                                      --------      --------    ---------
                                                                (IN THOUSANDS)
Credit facilities:
  Five year, $75 million revolving credit facility,
     at variable rates (6.7% and 5.78% at
     December 31, 1997 and 1998, respectively, and
     5.78% at March 31, 1999) due December 29,
     2000..........................................   $ 66,607      $ 66,607    $  66,607
  Senior notes:
     Fixed rate private placement notes:
       Tranche A: 6.85%; due November 21, 2002.....     44,404        44,404       44,404
       Tranche B: 7.20%; due November 21, 2005.....     44,404        44,404       44,404
       Tranche C: 7.47%; due November 21, 2010.....     13,321        13,321       13,321
Environmental bonds:
  1984 Series, interest due monthly at a variable
     rate based on the average of thirty-day yield
     evaluations at par of not less than twenty
     issuers of tax-exempt securities, principal
     due December 2001.............................      6,757         6,757        6,757
  1995 Series, variable rate tax-exempt securities,
     principal due November 2015...................      4,745         4,745        4,745
                                                      --------      --------    ---------
                                                      $180,238      $180,238    $ 180,238
                                                      --------      --------    ---------
                                                      --------      --------    ---------

     USS/KOBE has a five year $75 million revolving credit facility ("credit facility"), established with a group of nine banks which is subject to immaterial commitment fees. The credit facility, including the financial covenants, was amended February 26, 1999. USS/KOBE was in violation of the net worth and interest coverage financial covenants related to the credit facility at December 31, 1998 and for the period through February 26, 1999, the date of the amendment. USS/KOBE has obtained waivers of the events of default from the banks as of December 31, 1998 and for such period through the date of the amended agreement. As a result of the amendment, the interest rates on the credit facility are set at a base rate based on the prime rate or LIBOR in effect at the time of the loan plus a base rate adjustment, ranging from 0.38 to 0.88%.

     At December 31, 1998, USS/KOBE was in breach of certain financial covenants under its senior notes agreement dated as of November 1, 1995 ("Note Agreement") relating to its $115 million senior notes. As of February 19, 1999, USS/KOBE entered into an amendment to the Note Agreement to revise the financial covenants. That amendment, and the February 26 amendment to

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

E. CREDIT FACILITIES--(CONTINUED)

the credit facility, required USS/KOBE to deliver a first perfected security interest in certain current assets ("Tier 1 Collateral") such as accounts receivable, inventory and cash by March 31, 1999. These amendments also require USS/KOBE to deliver a first perfected security interest in its remaining assets ("Tier 2 Collateral") no later than 90 days after its consolidated net worth is less than $300 million. On May 14, 1999, USS/KOBE advised its lenders that its consolidated net worth was less than $300 million.

     On June 30, 1999 USS/KOBE executed documents providing for a collateral trust arrangement with Chase Manhattan Trust Company, N.A. ("Collateral Trustee") and its banks and noteholders and granting the Collateral Trustee a first perfected security interest in all the Tier 1 Collateral and a portion of the Tier 2 Collateral for the benefit of the banks and noteholders.

     USS/KOBE expects to grant the Collateral Trustee a security interest in the remaining Tier 2 Collateral in a timely manner and for all practical purposes cure all outstanding events of default under the credit facility and the Note Agreement.

     In addition, if the adjusted consolidated net worth, as defined, of USS/KOBE falls below $275 million, USX and Kobe are required to contribute up to $15 million each, to restore adjusted consolidated net worth to a minimum of $275 million.

     The VEBA is entitled to a pari passu lien on most of the remaining assets until the VEBA trust's fund level reaches 75% of USS/KOBE's total retiree health care and life insurance obligation, but the proposed settlement agreement with the United Steelworkers union does not contain this requirement. USS/KOBE will pay an amendment fee equal to an additional 1.75% interest on the outstanding principal of the senior notes, commencing on February 1, 1999 and payable semi-annually on the scheduled interest payment dates of the senior notes.

     Under the most restrictive debt covenant, USS/KOBE is not permitted to make distributions to its Partners until net worth, as defined, exceeds
$350 million.

     The amounts outstanding under the credit facility, senior notes and environmental bonds represent those amounts allocated to the Bar Products Line based upon fixed asset allocations and do not represent the total amounts outstanding under those facilities (except for the 1995 Series, variable rate tax-exempt securities).

     Management expects to refinance the credit facility and the senior notes upon the contribution of the Bar Product Line to RTI (See Note B).

     Based on consideration of current market rates and the amended senior note agreement, the fair value of the senior notes Tranche A, Tranche B and Tranche C at December 31, 1998 allocated to the Bar Products Line was $47.4 million,
$48.8 million and $15 million, respectively.

     In June 1996, USS/KOBE entered into an agreement with two banks for a discretionary credit line at a variable rate (approximately 5.75% at December 31, 1998). The aggregate borrowings under this agreement cannot exceed $10 million. $3.2 million of outstanding borrowings under this credit line were allocated to the Bar Products Line at December 31, 1998 and $2.2 million at March 31, 1999. There were no borrowings outstanding under this credit line at December 31, 1997. This credit line expired at the end of May 1999.

     Interest incurred of $9,622,000 in 1996, $11,900,000 in 1997, $12,007,000
in 1998, $3,136,000 in the first three months of 1998 and $3,648,000 in the first three months of 1999 has been allocated to the Bar Products Line based on the related allocation of debt balances. Interest expense

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

E. CREDIT FACILITIES--(CONTINUED)

capitalized in construction-in-progress has been determined based upon the allocation of specific construction-in-progress projects and totaled $624,000 in 1996, $906,000 in 1997, $696,000 in 1998, $169,000 in the first three months of
1998 and $54,000 in the first three months of 1999. Interest paid and allocated to the Bar Products Line based on the related allocation of debt balances was $9,412,000 in 1996, $11,600,000 in 1997, $11,720,000 in 1998, $1,106,000 in the
first three months of 1998 and $1,226,000 in the first three months of 1999.

F. PENSION AND OTHER POSTRETIREMENT BENEFITS

     USS/KOBE sponsors two noncontributory defined benefit plans covering substantially all employees. Benefits under these plans are based upon years of service and final average pensionable earnings, or a minimum benefit based upon years of service, whichever is greater. The funding policy for these defined benefit plans provides that payment to the pension trusts shall be equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 plus such additional amounts as may be approved from time to time. Assets held by the plans are invested primarily in corporate equity and debt securities and interest bearing cash accounts. In addition, pension benefits from USS/KOBE's two defined contribution plans, which cover participating employees, are based upon years of service and career earnings.

     The portion of the defined benefit plans' liabilities and related expenses of the Bar Products Line has been determined based upon the production cost center to which each active employee is assigned and from which non-active employees retired. Expenses of the defined contribution plans have been allocated based upon the headcount of the various production cost centers.

     In addition to USS/KOBE's defined benefit pension plans and defined contribution plans, USS/KOBE has two defined benefit postretirement plans covering substantially all employees. Health care and life insurance benefits are generally provided on a noncontributory basis. Coverage is also provided for surviving spouses of retirees. The plans' postretirement benefit claims and premiums are paid as incurred. As required by the United Steelworkers of America
(USWA) labor agreement, USS/KOBE has contributed funds to a Voluntary Employee Benefit Association (VEBA) to partially fund its obligation. Under the terms of the agreement, the VEBA may not be used to fund health care claims until certain minimum funding levels are attained. The assets are invested in various mutual funds.

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

F. PENSION AND OTHER POSTRETIREMENT BENEFITS--(CONTINUED)

     The components of pension and other postretirement benefit (OPEB) obligations and assets related to the benefit plans sponsored by USS/KOBE as allocated to the Bar Products Line are as follows (in thousands):

                                                                  PENSION BENEFITS              OPEB
                                                                --------------------    --------------------
                                                                  1997        1998        1997        1998
                                                                --------    --------    --------    --------
Change in benefit obligation:
  Benefit obligation at beginning of year....................   $ 92,098    $108,965    $118,988    $130,415
  Service cost...............................................      5,113       6,507       1,624       1,778
  Interest cost..............................................      7,613       8,183       8,854       9,276
  Actuarial losses (gains)...................................     10,898      15,014       8,754     (21,335)
  Benefits paid..............................................     (6,757)     (9,578)     (7,805)     (6,872)
                                                                --------    --------    --------    --------
Benefit obligation at end of year............................    108,965     129,091     130,415     113,262
Change in plan assets:
  Fair value of plan assets at beginning of year.............     89,300     100,572       2,369       4,043
  Actual return on plan assets...............................     15,672      14,946         780         734
  Contributions..............................................      2,357       7,937       8,699       8,200
  Benefits paid..............................................     (6,757)     (9,578)     (7,805)     (6,872)
                                                                --------    --------    --------    --------
Fair value of plan assets at end of year.....................    100,572     113,877       4,043       6,105
                                                                --------    --------    --------    --------
Funded status of the plans (underfunded).....................     (8,393)    (15,214)   (126,372)   (107,157)
Unrecognized net actuarial losses (gains)....................     (5,673)      3,894        (114)    (21,787)
Unrecognized prior service cost..............................     16,124      14,244          95          63
Unrecognized transition obligation...........................                             88,383      82,491
                                                                --------    --------    --------    --------
PREPAID (ACCRUED) BENEFIT COST...............................   $  2,058    $  2,924    $(38,008)   $(46,390)
                                                                --------    --------    --------    --------
                                                                --------    --------    --------    --------
Amounts recognized in the balance sheet consist of:
  Accrued benefit liability..................................   $ (5,263)   $(10,314)   $(38,008)   $(46,390)
  Intangible asset...........................................      7,321      12,793
  Accumulated other comprehensive loss.......................                    445
                                                                --------    --------    --------    --------
NET AMOUNT RECOGNIZED........................................   $  2,058    $  2,924    $(38,008)   $(46,390)
                                                                --------    --------    --------    --------
                                                                --------    --------    --------    --------

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

F. PENSION AND OTHER POSTRETIREMENT BENEFITS--(CONTINUED)

     Amounts applicable to the USS/KOBE pension plan with accumulated benefit obligations in excess of plan assets have been allocated to the Bar Products Line as follows (in thousands):

                                                                    1997             1998
                                                                 -------------    -------------
Projected benefit obligation..................................      $91,977         $ 112,711
Accumulated benefit obligation................................       89,058           110,056
Fair value of plan assets.....................................       84,147           100,008

                                            PENSION BENEFITS                     OPEB
                                       --------------------------    -----------------------------
                                        1996      1997      1998      1996       1997       1998
                                       ------    ------    ------    -------    -------    -------
Weighted-average assumptions as of
  December 31:
  Discount rate.....................    7.60%     7.25%     6.75%      7.60%      7.25%      6.75%
  Assumed compensation increase.....    2.50%     2.50%     2.50%
  Expected return on plan assets....    9.00%     9.00%     9.00%      9.00%      9.00%      9.00%
  Projected health care cost trend
     rate...........................                                   8.00%      8.00%      8.00%
  Ultimate trend rate...............                                   5.00%      5.00%      5.00%
  Year ultimate trend rate is
     achieved.......................                                    2003       2004       2005
Components of net periodic benefit
  cost (income) (in thousands):
  Service cost......................   $5,237    $5,113    $6,507    $ 1,698    $ 1,624    $ 1,778
  Interest cost.....................    6,708     7,613     8,183      8,626      8,854      9,276
  Expected return on plan assets....   (6,556)   (7,873)   (9,498)      (147)      (255)      (396)
  Amortization of unrecognized
     transition obligation..........                                   5,892      5,892      5,892
  Recognized net actuarial gain.....                                    (182)       (39)
  Amortization of prior service
     cost...........................    1,879     1,879     1,878         32         32         32
                                       ------    ------    ------    -------    -------    -------
  Benefit cost......................    7,268     6,732     7,070     15,919     16,108     16,582
  Defined contribution plans........      546       528       533
                                       ------    ------    ------    -------    -------    -------
TOTAL COST..........................   $7,814    $7,260    $7,603    $15,919    $16,108    $16,582
                                       ------    ------    ------    -------    -------    -------
                                       ------    ------    ------    -------    -------    -------

     The following shows the 1998 effect of a 1% increase or decrease in the weighted average health care cost trend rate (in thousands):

                                                               1-PERCENTAGE-      1-PERCENTAGE-
                                                               POINT INCREASE     POINT DECREASE
                                                               ---------------    --------------
Effect on total of service and interest cost components.....       $ 1,481           $ (1,220)
Effect on postretirement benefit obligation.................        13,768            (11,433)

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

G. COMMITMENTS AND CREDIT RISKS

     At December 31, 1998, minimum annual rental commitments under non-cancelable operating leases allocated to the Bar Products Line are as follows (in thousands):

1999............................................................   $ 3,263
2000............................................................     2,452
2001............................................................     1,472
2002............................................................       376
2003............................................................       154
Thereafter......................................................        82
                                                                   -------
TOTAL MINIMUM LEASE PAYMENTS....................................   $ 7,799
                                                                   -------
                                                                   -------

     Rent expense allocated to the Bar Products Line based on production cost center was $1,953,000 in 1996, $2,290,000 in 1997 and $2,350,000 in 1998.

     At December 31, 1998, the Partners had approved modernization plans for USS/KOBE approximating $19 million and USS/KOBE had contracts or other purchase commitments of approximately $540,000 for acquisition of machinery and equipment.

     The Bar Products Line has a labor agreement that expires July 31, 1999 with the United Steelworkers union covering approximately 1,800 hourly workers. Tentative agreements, subject to ratification of local United Steelworkers union members, were reached in July 1999.

     The Bar Products Line customers are primarily in the auto and related industries. Credit is extended based on an evaluation of the customer's financial condition and generally, collateral is not required. In 1996, one customer accounted for approximately 11% of the Bar Products Line's revenues.

H. CONTINGENCIES

     USS/KOBE is the subject of, or party to, pending or threatened legal actions, as well as federal, state and local laws and regulations relating to the environment. These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites. Penalties may be imposed for noncompliance. USS/KOBE has accrued approximately $2,459,000 and $2,540,000 at December 31, 1997 and 1998, respectively, for litigation and environmental remediation, of which $1,037,000 and $ 940,000 has been allocated to the Bar Products Line. It is not presently possible to estimate the ultimate amount of all remediation costs that might be incurred or the penalties that may be imposed. If, in the future, Management were required to record such remediation costs which can not be estimated at this time, the effect on the Bar Products Line of USS/KOBE Steel Company's statements of financial position, results of operations and cash flows could be significant.

I. YEAR 2000 ISSUE--(UNAUDITED)

     The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Bar Products Line or USS/KOBE's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. Failure by the Bar Products Line, USS/KOBE and/or significant third parties such as power utility providers and other critical suppliers

                  BAR PRODUCTS LINE OF USS/KOBE STEEL COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

   YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 (AUDITED) AND MARCH 31, 1999
                                  (UNAUDITED)

I. YEAR 2000 ISSUE--(UNAUDITED)--(CONTINUED)

and major customers, to complete Year 2000 readiness activities in a timely manner could have an adverse effect on the Bar Products Line or USS/KOBE's business.

     USS/KOBE has formed a multi-functional Year 2000 task force to execute a preparedness plan which addresses the readiness of USS/KOBE and their affiliates for business computer systems, technical infrastructure, end-user computing, third parties, manufacturing, environmental operations, systems products produced and sold and dedicated research and development facilities. Management has engaged qualified information technology consultants to assist in the Year 2000 impact assessment and readiness effort. USS/KOBE's progress on achieving Year 2000 readiness is currently on pace with management's objectives and management believes that adapting systems to reflect the year 2000 will not have a material adverse effect on the results of operations of USS/KOBE. Costs associated with this issue approximated $0.3 million for 1998. Estimated costs to complete the project in 1999 approximate $2.1 million.

     USS/KOBE has completed an assessment and has modified or replaced portions of its software so that its computer financial and operating systems will function properly. The modification and the replacement costs of this project were fully funded from the operations of USS/KOBE.

     In addition, Management is in the process of developing a strategy to address the additional potential consequences that may result from unresolved Year 2000 issues such as system failure or miscalculations caused by disruption of operations. Management is also developing one or more contingency plans to respond to such potential consequences. Management has begun a program of querying significant third parties, including suppliers, utility and other resource providers and customers to assess their Year 2000 readiness. Management is not presently aware of any significant third parties, which are not expected to be year 2000 compliant.

(B) PRO FORMA FINANCIAL INFORMATION.

     The pro forma financial information required with respect to the businesses acquired as described in Item 2 is not included in this filing. The Company intends to file such information not later than October 12, 1999. Certain pro forma financial information for RTI, LLC and its subsidiaries after giving effect to the acquisition described in Item 2 for certain periods ended or ending prior to June 30, 1999 is included in the information filed as
Exhibit 99.1 pursuant to (c) below.

(C) EXHIBITS.

      2.1-- Master Restructuring Agreement, dated as of August 13, 1999, among
           Bar Technologies Inc., RES Holding Corporation, Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., The Veritas Capital Fund, L.P., HVR Holdings, L.L.C., USX Corporation, Kobe Steel, Ltd., Kobe Delaware Inc., USS Lorain Holding Company, Inc., USX RTI Holdings, Inc., Kobe/Lorain Inc., Kobe RTI Holdings, Inc., Republic Technologies International Holdings, LLC, Republic Technologies International, LLC, Lorain Tubular Company, L.L.C., and USS/Kobe Steel Company.*

     99.1-- Disclosures required to be made pursuant to an agreement with certain financial institutions, including Recent Developments, Risk Factors, Unaudited Pro Forma Combined Financial Information for Republic Technologies International, LCC and its Subsidiaries, The Combined Business, The Consolidation Plan, Projections for Republic Technologies International, LCC and its subsidiaries and Annex A--Report of Beddows & Company, Hatch Management and Technology Consulting.
------------------

*The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit to Exhibit 2.1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                          REPUBLIC TECHNOLOGIES
                                          INTERNATIONAL, INC. (formerly Bar
                                          Technologies Inc.)
                                          By: /s/ Thomas N. Tyrrell
                                              -----------------------------
                                            Name: Thomas N. Tyrrell
                                            Title:  Chief Executive Officer

Dated: September 10, 1999

                                 EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
------   ----------------------------------------------------------------------------------------------------------

  2.1     --   Master Restructuring Agreement, dated as of August 13, 1999, among Bar Technologies Inc., RES
               Holding Corporation, Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant
               Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment
               Partnership II L.P., The Veritas Capital Fund, L.P., HVR Holdings, L.L.C., USX Corporation, Kobe
               Steel, Ltd., Kobe Delaware Inc., USS Lorain Holding Company, Inc., USX RTI Holdings, Inc.,
               Kobe/Lorain Inc., Kobe RTI Holdings, Inc., Republic Technologies International Holdings, LLC,
               Republic Technologies International, LLC, Lorain Tubular Company, L.L.C., and USS/Kobe Steel
               Company.

 99.1     --   Disclosures required to be made pursuant to an agreement with certain financial institutions, including Recent Developments, Risk Factors, Unaudited Pro Forma Combined Financial Information for
               Republic Technologies International, LCC and its Subsidiaries, The Combined Business, The
               Consolidation Plan, Projections for Republic Technologies International, LCC and its Subsidiaries
               and Annex A--Report of Beddows & Company, Hatch Management and Technology Consulting.